Exhibit 4.4

This Sample Bareboat Charter and Memorandum of Agreement, dated October 16, 2019, between Xiang T105 HK International Ship Lease Co., Limited, being a subsidiary of Bank of Communications Financial Leasing Company, and Antikithira Shipping Corporation, being a wholly owned subsidiary of Navios Maritime Acquisition Corporation, providing for the sale and leaseback of the Nave Equator is being furnished as a sample bareboat charter and memorandum of agreement in connection with the sale and leaseback transaction entered into with Bank of Communications Financial Leasing Company in October 2019. Substantially similar agreements have been entered into among Xiang T104 HK International Ship Lease Co., Limited, Xiang T106 HK International Ship Lease Co., Limited, Xiang T107 HK International Ship Lease Co., Limited, Xiang T103 HK International Ship Lease Co., Limited, and Xiang T108 HK International Ship Lease Co., Limited, being subsidiaries of Bank of Communications Financial Leasing Company, and Ios Shipping Corporation, Iraklia Shipping Corporation, Limnos Shipping Corporation, Skopelos Shipping Corporation, and Thera Shipping Corporation, being wholly owned subsidiaries of Navios Maritime Acquisition Corporation, providing for the sale and leaseback of the Nave Cielo, Bougainville, Nave Pyxis, Nave Ariadne, and Nave Atropos, respectively.

First issued by The Baltic and International Maritime Council (BIMCO), Copenhagen in 1974 as "Barecon 'A'" and "Barecon 'B'". Revised and amalgamated 1989. Revised 2001

Printed by BIMCO's idea

Copyright, published by The Baltic and International Maritime Council (BIMCO), Copenhagen. Issued November 2001

BIMCO STANDARD BAREBOAT CHARTER
CODE NAME: "BARECON 2001"

PART I

1. Shipbroker **N/A**	2. Place and date **16 October 2019**
3. Owners/Place of business (Cl. 1) **XIANG T105 HK INTERNATIONAL SHIP LEASE CO., LIMITED, a company incorporated under the laws of Hong Kong with registration number 2850999 whose registered office is at 1/F Far East Consortium Bldg 121 Des Voeux Rd Central, Hong Kong**	4. Bareboat Charterers/Place of business (Cl. 1) **Antikithira Shipping Corporation** **Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Republic of the Marshall Islands**
5. Vessel's name, call sign and flag (Cl. 1 and 3) **Nave Equator/9HA2004/Malta**	
6. Type of Vessel **MR2**	7. GT/NT **30,100/13,312**
8. When/Where built **2009/ SPP SHIPBUILDING CO LTD**	9. Total DWT (abt.) in metric tons on summer freeboard **49999 t**
10. Classification Society (Cl. 3) **Det Norske Veritas or any other Classification Society**	11. Date of last special survey by the Vessel's classification society **TBA**
12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3) **IMO No.: 9399923** **Length: 175.54 M** **Breadth: 32.20 M** **Depth: 19.10 M**	
13. Port or Place of delivery (Cl. 3) **The place of delivery specified under Clause 5(a) of the MOA**	14. Time for delivery (Cl. 4) **See Clause 34 (Delivery of Vessel)** 15. Cancelling date (Cl. 5) **See Clause 33 (Cancellation)**
16. Port or Place of redelivery (Cl. 15) **At a safe, ice free port where the Vessel would be afloat at all times**	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) **See Clause 40 (Termination, Redelivery and Total Loss)**
18. Running days' notice if other than stated in Cl. 4 **N/A**	19. Frequency of dry-docking (Cl. 10(g)) **In accordance with Classification Society or Flag State requirements**
20. Trading limits (Cl. 6) **Worldwide within International Navigating Limits**	
21. Charter period (Cl. 2) **See Clause 32 (Charter Period)**	22. Charter hire (Cl. 11) **See Clause 36 (Charterhire and Advance Charterhire)**
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) **N/A**	
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV **See Clause 36 (Charterhire and Advance Charterhire) - neither Clause 11(f) nor Part IV applies**	25. Currency and method of payment (Cl. 11) **Dollars/bank transfer**

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” STANDARD BAREBOAT CHARTER PART I
26. Place of payment; also state beneficiary and bank account (Cl. 11)
The following account:
Beneficiary: Antikithira Shipping Corporation
Account No.: 1200063928
Beneficiary bank: Hamburg Commercial Bank AG
SWIFT Code: HSHNDEHH
or such other account as may be notified by the Owners to the Charterers from time to time.
27. Bank guarantee/bond (sum and place) (Cl. 24) (optional)
See Clause 24 (Corporate Guarantee)
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of
Mortgagee(s)/Place of business) (Cl. 12)
See Clause 35 (Quiet Enjoyment)
29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)
See Clause 38 (Insurance) - Clause 14 does not apply
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
See Clause 38 (Insurance)
31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
See Clause 38 (Insurance)
32. Latent defects (only to be filled in if period other than stated in Cl. 3)
N/A 33. Brokerage commission and to whom payable (Cl. 27)
N/A
34. Grace period (state number of clear banking days) (Cl. 28)
See Clause 44 35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)
See Clause 30 (Dispute Resolution)
36. War cancellation (indicate countries agreed) (Cl. 26(f))
N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III 38. Name and place of Builders (only to be filled in if PART III applies) applies) (optional)
No, Part III does not apply N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies)
N/A
40. Date of Building Contract (only to be filled in if PART III applies)
N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1)
a) N/A
b) N/A
c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional)
No, Part IV does not apply 43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional)
No, Part V does not apply
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies)
N/A 45. Country of the Underlying Registry (only to be filled in if PART V applies)
N/A
46. Number of additional clauses covering special provisions, if agreed
Clause 32 (Charter Period) to Clause 60 (Definitions)
PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.
Signature (Owners)
For and on behalf of the Owners
Signature (Charterers)
For and on behalf of the Charterers
This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” STANDARD BAREBOAT CHARTER PART I
Name: FANG Xiuzhi
Title: Director
Name:
Title:
This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” STANDARD BAREBOAT CHARTER PART I
26. Place of payment; also state beneficiary and bank account (Cl. 11)
The following account:
Beneficiary: Antikithira Shipping Corporation
Account No.: 1200063928
Beneficiary bank: Hamburg Commercial Bank AG
SWIFT Code: HSHNDEHH
or such other account as may be notified by the Owners to the Charterers from time to time.
27. Bank guarantee/bond (sum and place) (Cl. 24) (optional)
See Clause 24 (Corporate Guarantee)
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of
Mortgagee(s)/Place of business) (Cl. 12)
See Clause 35 (Quiet Enjoyment)
29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)
See Clause 38 (Insurance) - Clause 14 does not apply
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) 31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
See Clause 38 (Insurance)
32. Latent defects (only to be filled in if period other than stated in Cl. 3)
N/A 33. Brokerage commission and to whom payable (Cl. 27)
N/A
34. Grace period (state number of clear banking days) (Cl. 28)
See Clause 44 35. Dispute Resolution (state 30(a), 30(b) or 30(c): if 30(c) agreed Place of Arbitration must be stated (Cl. 30)
See Clause 30 (Dispute Resolution)
36. War cancellation (indicate countries agreed) (Cl. 26(f))
N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) 38. Name and place of Builders (only to be filled in if PART III applies)
N/A
No, Part III does not apply
39. Vessel’s Yard Building No. (only to be filled in if PART III applies)
N/A 40. Date of Building Contract (only to be filled in if PART III applies)
N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1)
a) N/A
b) N/A
c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional)
No, Part IV does not apply 43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional)
No, Part V does not apply
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies)
N/A 45. Country of the Underlying Registry (only to be filled in if PART V applies)
N/A
46. Number of additional clauses covering special provisions, if agreed
Clause 32 (Charter Period) to Clause 60 (Definitions)
PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.
Signature (Owners)
For and on behalf of the Owners
Signature (Charterers)
For and on behalf of the Charterers
This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“BARECON 2001” STANDARD BAREBOAT CHARTER PART I
Name:
Title:
Name: STRATIGOULA SAKELLARIOU
Title: attorney-in-fact
This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter 1. Definitions See also Clause 60 (Definitions) 1 In this Charter, the following terms shall have the 2 meanings hereby assigned to them: 3 X@IF =UMFPQY shall mean the party identified in Box 3; 4 X@IF 6IBPRFPFPQY shall mean the party identified in Box 4; 5 X@IF AFQQFKY shall mean the vessel named in Box 5 and 6 with particulars as stated in Boxes 6 to 12. 7 X8JMBMDJBK 9MQRPSLFMRY means the mortgage, deed of 8 covenant or other such financial security instrument as 9 annexed to this Charter and stated in Box 28. 10 2. Charter Period 11 In consideration of the hire detailed in Box 22, 12 the Owners have agreed to let and the Charterers have 13 agreed to hire the Vessel for the period stated in Box 21 14 %jJVS 9VO`bS` GS`W]Rk&. See also Clause 32 (Charter 15 Period) and Clause 36 (Charterhire and Advance Charterhire). 3. Delivery 16 (not applicable when Part III applies, as indicated in Box 37) 17 (a) The Owners shall before and at the time of delivery 18 exercise due diligence to make the Vessel seaworthy 19 And in every respect ready in hull, machinery and 20 equipment for service under this Charter. 21 The Vessel shall be delivered by the Owners and taken 22 over by the Charterers at the port or place indicated in 23 Box 13 in such ready safe berth as the Charterers may 24 direct. 25 (b) The Vessel shall beis properly documented on 26 delivery in accordance with the laws of the fFlag State 27 indicated in Box 5 and the requirements of the 28 cClassification sSociety stated in Box 10. The Vessel 29 upon delivery shall have her survey cycles up to date and 30 trading and class certificates valid for at least the number 31 of months agreed in Box 12. 32 (c) The delivery of the Vessel by the Owners and the 33 taking over of the Vessel by the Charterers shall 34 constitute a full performance by the Owners of all the 35 Fe\S`al ]PZWUObW]\a c\RS` bVWa Clause 3, and thereafter 36 the Charterers shall not be entitled to make or assert 37 any claim against the Owners on account of any 38 conditions, representations or warranties expressed or 39 implied with respect to the Vessel but the Owners shall 40 be liable for the cost of but not the time for repairs or 41 renewals occasioned by latent defects in the Vessel, 42 her machinery or appurtenances, existing at the time of 43 delivery under this Charter, provided such defects have 44 manifested themselves within twelve (12) months after 45 delivery unless otherwise provided in Box 32. 46 4. Time for Delivery See Clauses 32 (Charter Period) 47 and 34 (Delivery of Vessel) (not applicable when Part III applies, as indicated in Box 37) 48 The Vessel shall not be delivered before the date 49 indicated in Box 14 eWbV]cb bVS 9VO`bS`S`al Q]\aS\b O\R 50 the Owners shall exercise due diligence to deliver the 51 Vessel not later than the date indicated in Box 15. 52 Unless otherwise agreed in Box 18, the Owners shall 53 UWdS bVS 9VO`bS`S`a \]b ZSaa bVO\ bVW`bg %.+& `c\\W\U ROgal 54 ^`SZW[W\O`g O\R \]b ZSaa bVO\ T]c`bSS\ %,/& `c\\W\U ROgal 55 definite notice of the date on which the Vessel is 56 expected to be ready for delivery. 57 The Owners shall keep the Charterers closely advised 58 ]T ^]aaWPZS QVO\USa W\ bVS LSaaSZla ^]aWbW]\) 59 5. Cancelling See Clause 33 (Cancellation) 60 (not applicable when Part III applies, as indicated in Box 37) 61 (a) Should the Vessel not be delivered latest by the 62 cancelling date indicated in Box 15, the Charterers shall 63 have the option of cancelling this Charter by giving the 64 Owners notice of cancellation within thirty-six (36) 65 running hours after the cancelling date stated in Box 66 15, failing which this Charter shall remain in full force 67 and effect. 68 (b) If it appears that the Vessel will be delayed beyond 69 the cancelling date, the Owners may, as soon as they 70 are in a position to state with reasonable certainty the 71 day on which the Vessel should be ready, give notice 72 thereof to the Charterers asking whether they will 73 exercise their option of cancelling, and the option must 74 then be declared within one hundred and sixty-eight 75 (168) running hours of the receipt by the Charterers of 76 such notice or within thirty-six (36) running hours after 77 the cancelling date, whichever is the earlier. If the 78 Charterers do not then exercise their option of cancelling, 79 the seventh day after the readiness date stated in the 80 Fe\S`al \]bWQS aVOZZ PS acPabWbcbSR T]` bVS QO\QSZZW\U 81 date indicated in Box 15 for the purpose of this Clause 5. 82 (c) Cancellation under this Clause 5 shall be without 83 prejudice to any claim the Charterers may otherwise 84 have on the Owners under this Charter. 85 6. Trading Restrictions See also Clauses 46.1(n) and 86 46.1(o) The Vessel shall be employed in lawful trades for the 87 carriage of suitable lawful merchandise within the trading 88 limits indicated in Box 20. 89 The Charterers undertake not to employ the Vessel or 90 suffer the Vessel to be employed otherwise than in 91 conformity with the terms of the contracts of insurance 92 (including any warranties expressed or implied therein) 93 without first obtaining the consent of the insurers to such 94 employment and complying with such requirements as 95 to extra premium or otherwise as the insurers may 96 prescribe. 97 The Charterers also undertake not to employ the Vessel 98 or suffer her employment in any trade or business which 99 is forbidden by the law of any country to which the Vessel 100 may sail or is otherwise illicit or in carrying illicit or 101 prohibited goods or in any manner whatsoever which 102 may render her liable to condemnation, destruction, 103 seizure or confiscation. 104 Notwithstanding any other provisions contained in this 105 Charter it is agreed that nuclear fuels or radioactive 106 products or waste are specifically excluded from the 107 cargo permitted to be loaded or carried under this 108 Charter. This exclusion does not apply to radio-isotopes 109 used or intended to be used for any industrial, 110 commercial, agricultural, medical or scientific purposes 111 ^`]dWRSR bVS Fe\S`al ^`W]` O^^`]dOZ VOa PSS\ ]PbOW\SR 112 to loading thereof. 113 7. Surveys on Delivery and Redelivery 114 (not applicable when Part III applies, as indicated in Box 37) 115 The Owners and Charterers shall each appoint 116 surveyors for the purpose of determining and agreeing 117 in writing the condition of the Vessel at the time of 118 delivery and redelivery pursuant to Clause 40 119 (Termination, Redelivery and Total Loss) (with the relevant costs paid by the Charterers).hereunder. The Owners shall bear all expenses of the On-hire Survey including loss 120 of time, if any, and the Charterers shall bear all expenses 121 of the Off-hire Survey including loss of time, if any, at 122 the daily equivalent to the rate of hire or pro rata thereof. 123 8. Inspection 124 The Owners shall have the right at any time either (i) 125 once every calendar year provided no Potential Termination Event or Termination Event has occurred (after giving reasonable notice to the Charteres and provided that the Owners do not unduly interfere with or cause delay to the commercial operation of the Vessel) or (ii) at any time following the occurrence of a Potential Termination Event or Termination Event after giving reasonable notice to the Charterers), to inspect or survey 126 the Vessel or instruct a duly authorised surveyor to carry 127 out such survey on their behalf:- 128 (a) to ascertain the condition of the Vessel and satisfy 129 themselves that the Vessel is being properly repaired 130 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter ! and maintained. The costs and fees for such inspection 131 or survey shall be paid by the Charterers.Owners unless 132 the Vessel is found to require repairs or maintenance in order to 133 achieve the condition so provided; 134 (b) in dry-dock if the Charterers have not dry-docked 135 Her in accordance with Clause 10(g). The costs and fees 136 for such inspection or survey shall be paid by the 137 Charterers; and 138 (c) for any other commercial reason they consider 139 necessary (provided it does not unduly interfere with 140 the commercial operation of the Vessel). The costs and 141 fees for such inspection and survey shall be paid by the 142 Owners. 143 All time used in respect of inspection, survey or repairs 144 aVOZZ PS T]` bVS 9VO`bS`S`al OQQ]c\b O\R T]`[ ^O`b ]T bVS 145 Charter Period. 146 The Charterers shall also permit the Owners to inspect 147 bVS LSaaSZla Z]U P]]Ya eVS\SdS` `S_cSabSR O\R aVOZZ 148 whenever required by the Owners furnish them with full 149 information regarding any casualties or other accidents 150 or damage to the Vessel. 151 The Charterers shall provide all necessary assistance to the Owners, their representatives or agents in respect of any inspection and/or survey referred to hereunder. 9. Inventories, Oil and Stores See Clause 34.7 152 7 Q][^ZSbS W\dS\b]`g ]T bVS LSaaSZla S\bW`S S_cW^[S\b’ 153 outfit including spare parts, appliances and of all 154 consumable stores on board the Vessel shall be made 155 by the Charterers in conjunction with the Owners on 156 delivery and again on redelivery of the Vessel. The 157 Charterers and the Owners, respectively, shall at the 158 time of delivery and redelivery take over and pay for all 159 bunkers, lubricating oil, unbroached provisions, paints, 160 ropes and other consumable stores (excluding spare 161 parts) in the said Vessel at the then current market prices 162 at the ports of delivery and redelivery, respectively. The 163 Charterers shall ensure that all spare parts listed in the 164 inventory and used during the Charter Period are 165 replaced at their expense prior to redelivery of the 166 Vessel. 167 10. Maintenance and Operation 168 (a)(i)Maintenance and Repairs—During the Charter 169 Period the Vessel shall be in the full possession 170 and at the absolute disposal for all purposes of the 171 Charterers and under their complete control in 172 every respect. The Charterers shall maintain the 173 Vessel, her machinery, boilers, appurtenances and 174 spare parts in a good state of repair, in efficient 175 operating condition and in accordance with good 176 commercial maintenance practice and, except as 177 provided for in Clause 14(l), if applicable, at their 178 own expense they shall at all times keep the 179 LSaaSZla Classclassification fully up to date with the 180 Classification Society indicated in Box 10 and maintain all other 181 necessary certificates in force at all times. 182 (ii) New Class and Other Safety Requirements—In the 183 event of any improvement, structural changes or 184 new equipment becoming necessary for the 185 continued operation of the Vessel by reason of new 186 class requirements or by compulsory legislation 187 Q]abW\U %SfQZcRW\U bVS 9VO`bS`S`al Z]aa ]T bW[S& 188 more than the percentage stated in Box 23, or if 189 Box 23 Wa ZSTb PZO\Y’ 0 ^S` QS\b) ]T bVS LSaaSZla 190 insurance value as stated in Box 29, then the 191 extent, if any, to which the rate of hire shall be varied 192 and the ratio in which the cost of compliance shall 193 be shared between the parties concerned in order 194 to achieve a reasonable distribution thereof as 195 between the Owners and the Charterers having 196 regard, inter alia, to the length of the period 197 remaining under this Charter shall, in the absence 198 of agreement, be referred to the dispute resolution 199 method agreed in Clause 30., the Charterers shall 200 ensure that the same are complied with and the time and costs of compliance shall be for the 7SL]_P]P]^h LNNZ`Y_) (iii) Financial Security—The Charterers shall maintain 201 financial security or responsibility in respect of third 202 party liabilities as required by any government, 203 including federal, state or municipal or other division 204 or authority thereof, to enable the Vessel, without 205 penalty or charge, lawfully to enter, remain at, or 206 leave any port, place, territorial or contiguous 207 waters of any country, state or municipality in 208 performance of this Charter without any delay. This 209 obligation shall apply whether or not such 210 requirements have been lawfully imposed by such 211 government or division or authority thereof. 212 The Charterers shall make and maintain all arrange- 213 ments by bond or otherwise as may be necessary to 214 aObWaTg acQV `S_cW`S[S\ba Ob bVS 9VO`bS`S`al a]ZS 215 expense and the Charterers shall indemnify the Owners 216 against all consequences whatsoever (including loss of 217 time) for any failure or inability to do so. 218 (b) Operation of the Vessel—The Charterers shall at 219 their own expense and by their own procurement man, 220 victual, navigate, operate, supply, fuel and, whenever 221 required, repair the Vessel during the Charter Period 222 and they shall pay all charges and expenses of every 223 kind and nature whatsoever incidental to their use and 224 operation of the Vessel under this Charter, including 225 annual flagFlag State fees and any foreign general 226 municipality and/or state taxes. The Master, officers 227 and crew of the Vessel shall be the servants of the Charterers 228 for all purposes whatsoever, even if for any reason 229 appointed by the Owners. 230 Charterers shall comply with the regulations regarding 231 ]TTWQS`a O\R Q`Se W\ T]`QS W\ bVS Q]c\b`g ]T bVS LSaaSZla 232 flag or any other applicable law. 233 (c) The Charterers shall keep the Owners and the 234 mortgagee(s) advised of the intended employment, 235 planned dry-docking (other than the periodical dry- 236 docking referred to under paragraph (g) below) and major repairs of the Vessel, as reasonably required. 237 (d) Flag and Name of Vessel i During the Charter 238 Period, the Charterers shall have the liberty to paint the 239 Vessel in their own colours, install and display their 240 funnel insignia and fly their own house flag (with all fees, 241 costs and expenses arising in relation thereto for the Charteres account). The 9VO`bS`S`a aVOZZ OZa] VOdS bVS ZWPS`bg’ eWbV bVS Fe\S`al 242 consent, which shall not be unreasonably withheld, to 243 change the flag of the Vesseel to that of another Flag 244 State (with all fees, costs and expenses arising in relation thereto for the Charterersh LNNZ`Y_% and/or bT_S _SP BbYP]^h NZY^PY_’ the name of the Vessel (with all fees, costs and expenses arising in relation _SP]P_Z QZ] _SP 7SL]_P]P]^h LNNZ`Y_% during the Charter Period. Any Ppainting and re-painting, 245 instalment and re-instalment, registration (including maintenance 246 and renewal therefore) and re-registration, if required by the Owners, aVOZZ PS Ob bVS 9VO`bS`S`al 247 expense and time. If the Flag State requires the 248 Owners to register itself for establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to register itself, establish and maintain such physical presence or office shall be for the account of the Charterers. (e) Changes to the Vessel i Subject to Clause 10(a)(ii) and 249 Clause 10(b), the Charterers shall make no structural changes in the 250 Vessel or changes which materially adversely affect 251 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter _SP IP^^PWh^ NWL^^TQTNL_TZY Z] aLW`P in the machinery, boilers, or appurten- ances or spare parts thereof without in each instance 252 TW`ab aSQc`W\U bVS Fe\S`al O^^`]dOZ bVS`S]T) @T bVS Fe\S`a 253 so agree, the Charterers shall, if the Owners so require, 254 restore the Vessel to its former condition before the 255 termination of this Charter. 256 (f) KaS ]T bVS LSaaSZla FcbTWb’ <_cW^[S\b O\R 257 Appliances—The Charterers shall have the use of all 258 outfit, equipment, and appliances on board the Vessel 259 at the time of delivery, provided the same or their 260 substantial equivalent shall be returned to the Owners 261 on redelivery (without prejudice to Clauses 40.6 and 262 40.7 and if redelivery is required pursuant to this Charter) in the same good order and condition as when received, ordinary wear and tear excepted. The 263 Charterers shall from time to time during the Charter 264 Period replace such items of equipment as shall be so 265 damaged or worn as to be unfit for use. The Charterers 266 are to procure that all repairs to or replacement of any 267 damaged, worn or lost parts or equipment be effected 268 in such manner (both as regards workmanship and 269 quality of materials) as not to diminish the value of the 270 Vessel. Title of any equipment so replaced shall vest 271 in and remain with the Owners.The Charterers have the right to fit additional equipment at their expense and risk (provided that no 272 permanent structural damage is caused to the Vessel by reason of such installation) andbut the Charterers shall, at their expense, remove such equipment and 273 make good any damage caused by the fitting or removal of such additional equipment before the Vessel is redelivered to the Owners pursuant to Clause 40.3 and without prejudice to Clauses 40.6 and 40.7,at the end of the period if requested by the Owners. Any equipment including radio 274 equipment on hire on the Vessel at time of delivery shall 275 be kept and maintained by the Charterers and the 276 Charterers shall assume the obligations and liabilities 277 of the Owners under any lease contracts in connection 278 therewith and shall reimburse the Owners for all 279 expenses incurred in connection therewith, also for any 280 new equipment required in order to comply with radio 281 regulations. 282 (g) Periodical Dry-Docking—The Charterers shall dry- 283 dock the Vessel and clean and paint her underwater 284 parts whenever the same may be necessary, but not 285 less than once during the period stated in Box 19 or, if 286 Box 19 has been left blank, every sixty (60) calendar 287 months after delivery or such other period as may be 288 required by the Classification Society or fFlag State. 289 11. Hire See Clause 36 (Charterhire and Advance 290 Charterhire) (a) The Charterers shall pay hire due to the Owners 291 punctually in accordance with the terms of this Charter 292 in respect of which time shall be of the essence. 293 (b) The Charterers shall pay to the Owners for the hire 294 of the Vessel a lump sum in the amount indicated in 295 Box 22 which shall be payable not later than every thirty 296 (30) running days in advance, the first lump sum being 297 ^OgOPZS ]\ bVS RObS O\R V]c` ]T bVS LSaaSZla RSZWdS`g b] 298 the Charterers. Hire shall be paid continuously 299 throughout the Charter Period. 300 (c) Payment of hire shall be made in cash without 301 discount in the currency and in the manner indicated in 302 Box 25 and at the place mentioned in Box 26. 303 (d) Final payment of hire, if for a period of less than 304 thirty (30) running days, shall be calculated proportionally 305 according to the number of days and hours remaining 306 before redelivery and advance payment to be effected 307 accordingly. 308 (e) Should the Vessel be lost or missing, hire shall 309 cease from the date and time when she was lost or last 310 heard of. The date upon which the Vessel is to be treated 311 as lost or missing shall be ten (10) days after the Vessel 312 was last reported or when the Vessel is posted as 313 [WaaW\U Pg CZ]gRla’ eVWQVSdS` ]QQc`a TW`ab) 7\g VW`S ^OWR 314 in advance to be adjusted accordingly. 315 (f) Any delay in payment of hire shall entitle the 316 Owners to interest at the rate per annum as agreed 317 in Box 24. If Box 24 has not been filled in, the three months 318 Interbank offered rate in London (LIBOR or its successor) 319 for the currency stated in Box 25, as quoted by the British 320 8O\YS`al 7aa]QWObW]\ %887& ]\ bVS RObS eVS\ bVS VW`S 321 fell due, increased by 2 per cent., shall apply. 322 (g) Payment of interest due under sub-clause 11(f) 323 shall be made within seven (7) running days of the date 324 ]T bVS Fe\S`al W\d]WQS a^SQWTgW\U bVS O[]c\b ^OgOPZS 325 or, in the absence of an invoice, at the time of the next 326 hire payment date. 327 12. Mortgage See Clause 35 (Quiet Enjoyment) 328 (only to apply if Box 28 has been appropriately filled in) 329 *) (a) The Owners warrant that they have not effected 330 any mortgage(s) of the Vessel and that they shall not 331 effect any mortgage(s) without the prior consent of the 332 Charterers, which shall not be unreasonably withheld. 333 *) (b) The Vessel chartered under this Charter is financed 334 by a mortgage according to the Financial Instrument. 335 The Charterers undertake to comply, and provide such 336 information and documents to enable the Owners to 337 comply, with all such instructions or directions in regard 338 to the employment, insurances, operation, repairs and 339 maintenance of the Vessel as laid down in the Financial 340 Instrument or as may be directed from time to time during 341 the currency of the Charter by the mortgagee(s) in 342 conformity with the Financial Instrument. The Charterers 343 confirm that, for this purpose, they have acquainted 344 themselves with all relevant terms, conditions and 345 provisions of the Financial Instrument and agree to 346 acknowledge this in writing in any form that may be 347 required by the mortgagee(s). The Owners warrant that 348 they have not effected any mortgage(s) other than stated 349 in Box 28 and that they shall not agree to any 350 amendment of the mortgage(s) referred to in Box 28 or 351 effect any other mortgage(s) without the prior consent 352 of the Charterers, which shall not be unreasonably 353 withheld. 354 *) (Optional, Clauses 12(a) and 12(b) are alternatives; 355 indicate alternative agreed in Box 28). 356 13. Insurance and Repairs See also Clause 38 357 (Insurance) (a) Subject and without prejudice to Clause 38 358 (Insurance), Dduring the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull 359 and machinery, marine and war (including blocking 360 and trapping) and Protection and Indemnity risks and freight, demurrage and defence risks (and any risks against which it is compulsory to insure 361 for the operation of the Vessel, including but not limited 362 to maintaining financial security in accordance with sub-clause 363 10(a)(iii)) in such form as the Owners shall in writing 364 approve, which approval shall not be un-reasonably 365 withheld. Such insurances as specified in this Clause 366 13 shall be arranged by the Charterers to protect the interests of both the Owners 367 and the Charterers and the mortgageeMortgagee(s) (if 368 any), and The Charterers shall be at liberty to protect under such 369 insurances the interests of any managers they may 370 appoint. Insurance policies shall cover the Owners and 371 the Charterers and the Mortgagees (if any) according to 372 their respective interests. Subject to the provisions of the Financial Instruments (if 373 any), if and the agreed loss payable clauses, any, and the approval of the Owners and the insurers, 374 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter the Charterers shall effect all insured repairs and shall 375 undertake settlement and reimbursement from the 376 insurers of all costs in connection with such repairs as 377 well as insured charges, expenses and liabilities to the 378 extent of coverage under the insurances herein provided 379 for. 380 The Charterers also to remain responsible for and to 381 effect repairs and settlement of costs and expenses 382 incurred thereby in respect of all other repairs not 383 covered by the insurances and/or not exceeding any 384 possible franchise(s) or deductibles provided for in the 385 insurances. 386 All time used for repairs under the provisions of sub- 387 clause 13(a) and for repairs of latent defects according 388 to Clause 3(c) above, including any deviation, shall be 389 T]` bVS 9VO`bS`S`al OQQ]c\b) 390 (b) If the conditions of the above insurances permit 391 additional insurance to be placed by the parties, such 392 cover shall be limited to the amount for each party set 393 out in Box 30 and Box 31, respectively. The Owners or 394 the Charterers as the case may be shall immediately 395 furnish the other party Owners with particulars of any 396 additional insurance effected, including copies of any cover notes 397 or policies and the written consent of the insurers of 398 any such required insurance in any case where the 399 consent of such insurers is necessary. 400 (c) The Charterers shall upon the request of the 401 Owners, provide information and promptly execute such 402 documents as may be required to enable the Owners to 403 comply with the insurance provisions of theeach Financial 404 Instrument (if any). 405 (d) Subject to the provisions of the Financial Instru- 406 ments, if any, and Clause 38 (Insurance) and Clause 40 407 (Termination, Redelivery and Total Loss), should the Vessel become an actual, constructive, compromised or agreed a tTotal lLoss under 408 the insurances required under sub-clause 13(a), all 409 insurance payments for such loss shall be paid to the 410 Owners (if applicable, their financiers) in accordance 411 with the agreed loss payable clauseswho shall distribute the moneys between the Owners and the Charterers according to their respective 412 interests. The Charterers undertake to notify the Owners 413 and the mortgageeMortgagee(s), if any, of any 414 occurrences in consequence of which the Vessel is likely to become a 415 tTotal lLoss as defined in this Clause. 416 (e) The Owners shall upon the request of the 417 Charterers LYO ^`MUPN_ _Z _SP BbYP]^h L[[]ZaLW ZQ 418 such request, promptly execute such documents as may be required to enable the Charterers to abandon the 419 Vessel to insurers and claim a constructive total loss. 420 (f) For the purpose of insurance coverage against hull 421 and machinery and war risks under the provisions of 422 sub-clause 13(a), the value of the Vessel is the sum 423 indicated in Box 29Clause 38 (Insurance). 424 . Insurance, Repairs and Classification e intentionally 425 omitted (Optional, only to apply if expressly agreed and stated 426 in Box 29, in which event Clause 13 shall be considered 427 deleted). 428 (a) During the Charter Period the Vessel shall be kept 429 insured by the Owners at their expense against hull and 430 machinery and war risks under the form of policy or 431 policies attached hereto. The Owners and/or insurers 432 shall not have any right of recovery or subrogation 433 against the Charterers on account of loss of or any 434 damage to the Vessel or her machinery or appurt- 435 enances covered by such insurance, or on account of 436 payments made to discharge claims against or liabilities 437 of the Vessel or the Owners covered by such insurance. 438 Insurance policies shall cover the Owners and the 439 Charterers according to their respective interests. 440 (b) During the Charter Period the Vessel shall be kept 441 insured by the Charterers at their expense against 442 Protection and Indemnity risks (and any risks against 443 which it is compulsory to insure for the operation of the 444 Vessel, including maintaining financial security in 445 accordance with sub-clause 10(a)(iii)) in such form as 446 the Owners shall in writing approve which approval shall 447 not be unreasonably withheld. 448 (c) In the event that any act or negligence of the 449 Charterers shall vitiate any of the insurance herein 450 provided, the Charterers shall pay to the Owners all 451 losses and indemnify the Owners against all claims and 452 demands which would otherwise have been covered by 453 such insurance. 454 (d) The Charterers shall, subject to the approval of the 455 Fe\S`a ]` Fe\S`al K\RS`e`WbS`a’ STTSQb OZZ W\ac`SR 456 repairs, and the Charterers shall undertake settlement 457 of all miscellaneous expenses in connection with such 458 repairs as well as all insured charges, expenses and 459 liabilities, to the extent of coverage under the insurances 460 provided for under the provisions of sub-clause 14(a). 461 The Charterers to be secured reimbursement through 462 bVS Fe\S`al K\RS`e`WbS`a T]` acQV Sf^S\RWbc`Sa c^]\ 463 presentation of accounts. 464 (e) The Charterers to remain responsible for and to 465 effect repairs and settlement of costs and expenses 466 incurred thereby in respect of all other repairs not 467 covered by the insurances and/or not exceeding any 468 possible franchise(s) or deductibles provided for in the 469 insurances. 470 (f) All time used for repairs under the provisions of 471 sub-clauses 14(d) and 14(e) and for repairs of latent 472 defects according to Clause 3 above, including any 473 RSdWObW]\’ aVOZZ PS T]` bVS 9VO`bS`S`al OQQ]c\b O\R aVOZZ 474 form part of the Charter Period. 475 The Owners shall not be responsible for any expenses 476 as are incident to the use and operation of the Vessel 477 for such time as may be required to make such repairs. 478 (g) If the conditions of the above insurances permit 479 additional insurance to be placed by the parties such 480 cover shall be limited to the amount for each party set 481 out in Box 30 and Box 31, respectively. The Owners or 482 the Charterers as the case may be shall immediately 483 furnish the other party with particulars of any additional 484 insurance effected, including copies of any cover notes 485 or policies and the written consent of the insurers of 486 any such required insurance in any case where the 487 consent of such insurers is necessary. 488 (h) Should the Vessel become an actual, constructive, 489 compromised or agreed total loss under the insurances 490 required under sub-clause 14(a), all insurance payments 491 for such loss shall be paid to the Owners, who shall 492 distribute the moneys between themselves and the 493 Charterers according to their respective interests. 494 (i) If the Vessel becomes an actual, constructive, 495 compromised or agreed total loss under the insurances 496 arranged by the Owners in accordance with sub-clause 497 14(a), this Charter shall terminate as of the date of such 498 loss. 499 (j) The Charterers shall upon the request of the 500 Owners, promptly execute such documents as may be 501 required to enable the Owners to abandon the Vessel 502 to the insurers and claim a constructive total loss. 503 (k) For the purpose of insurance coverage against hull 504 and machinery and war risks under the provisions of 505 sub-clause 14(a), the value of the Vessel is the sum 506 indicated in Box 29. 507 (l) Notwithstanding anything contained in sub-clause 508 10(a), it is agreed that under the provisions of Clause 509 ,/’ WT O^^ZWQOPZS’ bVS Fe\S`a aVOZZ YSS^ bVS LSaaSZla 510 Class fully up to date with the Classification Society 511 indicated in Box 10 and maintain all other necessary 512 certificates in force at all times. 513 15. Redelivery See Clause 40 (Termination, Redelivery 514 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter ! and Total Loss) At the expiration of the Charter Period the Vessel shall 515 be redelivered by the Charterers to the Owners at a 516 safe and ice-free port or place as indicated in Box 16, in 517 such ready safe berth as the Owners may direct. The 518 Charterers shall give the Owners not less than thirty 519%.+& `c\\W\U ROgal ^`SZW[W\O`g \]bWQS ]T Sf^SQbSR RObS’ 520 range of ports of redelivery or port or place of redelivery 521 and not less than fourbSS\ %,/& `c\\W\U ROgal RSTW\WbS 522 notice of expected date and port or place of redelivery. 523 7\g QVO\USa bVS`SOTbS` W\ bVS LSaaSZla ^]aWbW]\ aVOZZ PS 524 notified immediately to the Owners. 525 The Charterers warrant that they will not permit the 526 Vessel to commence a voyage (including any preceding 527 ballast voyage) which cannot reasonably be expected 528 to be completed in time to allow redelivery of the Vessel 529 within the Charter Period. Notwithstanding the above, 530 should the Charterers fail to redeliver the Vessel within 531 The Charter Period, the Charterers shall pay the daily 532 equivalent to the rate of hire stated in Box 22 plus 10 533 per cent. or to the market rate, whichever is the higher, 534 for the number of days by which the Charter Period is 535 exceeded. All other terms, conditions and provisions of 536 this Charter shall continue to apply. 537 Subject to the provisions of Clause 10, the Vessel shall 538 be redelivered to the Owners in the same or as good 539 structure, state, condition and class as that in which she 540 was delivered, fair wear and tear not affecting class 541 excepted. 542 The Vessel upon redelivery shall have her survey cycles 543 up to date and trading and class certificates valid for at 544 least the number of months agreed in Box 17. 545 16. Non-Lien 546 Other than Permitted Security Interests, Tthe Charterers will not suffer, nor permit to be continued, 547 any lien or encumbrance incurred by them or their 548 agents, which might have priority over the title and 549 interest of the Owners in the Vessel. The Charterers 550 further agree to fasten to the Vessel in a conspicuous 551 place and to keep so fastened during the Charter Period 552 a notice reading as follows: 553 jJVWa LSaaSZ Wa bVS ^`]^S`bg ]T %\O[S ]T Fe\S`a&) @b Wa 554 under charter to (name of Charterers) and by the terms 555 of the Charter Party neither the Charterers nor the 556 Master have any right, power or authority to create, incur 557 or permit to be imposed on the Vessel any lien 558 eVOba]SdS`)k 559 or a notice in such form as required by any Mortgagee(s) 17. Indemnity See Clauses 37.4, 38.15, 38.16, 40.5, 41.3 560 and 51 (a) The Charterers shall indemnify the Owners against 561 any loss, damage or expense incurred by the Owners 562 arising out of or in relation to the operation of the Vessel 563 by the Charterers, and against any lien of whatsoever 564 nature arising out of an event occurring during the 565 Charter Period. If the Vessel be arrested or otherwise 566 detained by reason of claims or liens arising out of her 567 operation hereunder by the Charterers, the Charterers 568 shall at their own expense take all reasonable steps to 569 secure that within a reasonable time the Vessel is 570 released, including the provision of bail. 571 Without prejudice to the generality of the foregoing, the 572 Charterers agree to indemnify the Owners against all 573 consequences or liabilities arising from the Master, 574 officers or agents signing Bills of Lading or other 575 documents. 576 (b) If the Vessel be arrested or otherwise detained by 577 reason of a claim or claims against the Owners, the 578 Owners shall at their own expense take all reasonable 579 steps to secure that within a reasonable time the Vessel 580 is released, including the provision of bail. 581 In such circumstances the Owners shall indemnify the 582 Charterers against any loss, damage or expense 583 incurred by the Charterers (including hire paid under 584 this Charter) as a direct consequence of such arrest or 585 detention. 586 18. Lien 587 The Owners to have a lien upon all cargoes, sub-hires 588 and sub-freights belonging or due to the Charterers or 589 any sub-charterers and any Bill of Lading freight for all 590 claims under this Charter, and the Charterers to have a 591 lien on the Vessel for all moneys paid in advance and 592 not earned. 593 19. Salvage 594 All salvage and towage performed by the Vessel shall 595 PS T]` bVS 9VO`bS`S`al PS\STWb O\R bVS Q]ab ]T `S^OW`W\U 596 damage occasioned thereby shall be borne by the 597 Charterers. 598 20. Wreck Removal 599 In the event of the Vessel becoming a wreck or 600 obstruction to navigation the Charterers shall indemnify 601 the Owners against any sums whatsoever which the 602 Owners shall become liable to pay and shall pay in 603 consequence of the Vessel becoming a wreck or 604 obstruction to navigation. 605 21. General Average 606 The Owners shall not contribute to General Average. 607 22. Assignment, Sub-Charter and Sale 608 (a) The Charterers shall not assign this Charter nor 609 sub-charter the Vessel on a bareboat basis except with 610 the prior consent in writing of the Owners, which shall 611 not be unreasonably withheld, and subject to such terms 612 and conditions as the Owners shall approve. 613 (b) The Owners shall not sell the Vessel during the 614 currency of this Charter except with the prior written 615 consent of the Charterers, which shall not be unreason- 616 ably withheld, and subject to the buyer accepting an 617 assignment of this Charter. 618 23. Contracts of Carriage 619 *) (a) The Charterers are to procure that all documents 620 issued during the Charter Period evidencing the terms 621 and conditions agreed in respect of carriage of goods 622 shall contain a paramount clause incorporating any 623 ZSUWaZObW]\ `SZObW\U b] QO``WS`la ZWOPWZWbg T]` QO`U] 624 compulsorily applicable in the trade; if no such legislation 625 exists, the documents shall incorporate the Hague-Visby 626 Rules. The documents shall also contain the New Jason 627 Clause and the Both-to-Blame Collision Clause. 628 *) (b) The Charterers are to procure that all passenger 629 tickets issued during the Charter Period for the carriage 630 of passengers and their luggage under this Charter shall 631 contain a paramount clause incorporating any legislation 632 `SZObW\U b] QO``WS`la Ziability for passengers and their 633 luggage compulsorily applicable in the trade; if no such 634 legislation exists, the passenger tickets shall incorporate 635 the Athens Convention Relating to the Carriage of 636 Passengers and their Luggage by Sea, 1974, and any 637 protocol thereto. 638 *) Delete as applicable. 639 24. Bank Corporate Guarantee 640 (Optional, only to apply if Box 27 filled in) 641 The Charterers undertake to furnish, on or about the 642 date of this Charter before delivery of the Vessel, a first class banka corporate guarantee from 643 the Guarantor or bond in the sum and at the place as indicated in Box 27 as 644 guarantee, and on or about the date of this Charter the other Security Documents (as the case may be) as security, in each case for full performance of their obligations under this 645 Charter. 646 25. Requisition/Acquisition 647 (a) Subject to the provisions of the Financial 648 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter Instruments (if any) and the General Assignment, Iin the event of the Requisition for Hire of the Vessel by any governmental or other competent authority 649 %VS`SW\OTbS` `STS``SR b] Oa jHS_cWaWbW]\ T]` ?W`Sk& 650 irrespective of the date during the Charter Period when 651 jHS_cWaWbW]\ T]` ?W`Sk [Og ]QQc` O\R W``Sa^SQbWdS ]T bVS 652 length thereof and whether or not it be for an indefinite 653 or a limited period of time, and irrespective of whether it 654 may or will remain in force for the remainder of the 655 Charter Period, this Charter shall not be deemed thereby 656 or thereupon to be frustrated or otherwise terminated 657 and the Charterers shall continue to pay the stipulated 658 hire in the manner provided by this Charter until the time 659 when the Charter would have terminated pursuant to 660 any of the provisions hereof always. provided however 661 bVOb W\ bVS SdS\b ]T jHS_cWaWbW]\ T]` ?W`Sk O\g HS_cWaWbW]\ 662 Hire or compensation received or receivable by the 663 Owners shall be payable to the Charterers during the 664 remainder of the Charter Period or the period of the 665 jHS_cWaWbW]\ T]` ?W`Sk eVWQVSdS` PS bVS aV]`bS`) 666 (b) In the event of the Owners being deprived of their 667 ownership in the Vessel by any Compulsory Acquisition 668 of the Vessel or requisition for title by any governmental 669 or other competent authority (hereinafter referred to as 670 j9][^cZa]`g 7Q_cWaWbW]\k&’ bVS\’ W``Sa^SQbWdS ]T bVS RObS 671 Rc`W\U bVS 9VO`bS` GS`W]R eVS\ j9][^cZa]`g 7Q_cW- 672 aWbW]\k [Og ]QQc`’ bVWa 9VO`bS` aVOZZ PS RSS[SR 673 bS`[W\ObSR Oa ]T bVS RObS ]T acQV j9][^cZa]`g 674 7Q_cWaWbW]\k) @\ acQV SdS\b 9VO`bS` ?W`S b] PS Q]\aWRS`SR 675 as earned and to be paid up to the date and time of 676 acQV j9][^cZa]`g 7Q_cWaWbW]\k) 677 26. War 678 (a) Subject to the provisions of the Financial 679 Instruments (if any), Ffor the purpose of this Clause, the e]`Ra jMO` HWaYak aVOZZ W\QZcRS O\g eO` %eVSbVS` OQbcOZ ]` 680 threatened), act of war, civil war, hostilities, revolution, 681 rebellion, civil commotion, warlike operations, the laying 682 of mines (whether actual or reported), acts of piracy, 683 acts of terrorists, acts of hostility or malicious damage, 684 blockades (whether imposed against all vessels or 685 imposed selectively against vessels of certain flags or 686 ownership, or against certain cargoes or crews or 687 otherwise howsoever), by any person, body, terrorist or 688 political group, or the Government of any state 689 whatsoever, which may be dangerous or are likely to be 690 or to become dangerous to the Vessel, her cargo, crew 691 or other persons on board the Vessel. 692 (b) Without first obtaining (i) the written consent of 693 the Owners and (ii) the consent of the insurers to such employment and complying with the terms of Clause 38 and such other requirements as to extra insurance premiums or any other requirements as may be prescribed by the insurers, Tthe Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go 694 through any port, place, area or zone (whether of land 695 or sea), or any waterway or canal, where it reasonably 696 appears that the Vessel, her cargo, crew or other 697 persons on board the Vessel, in the reasonable 698 judgement of the Owners, may be, or are likely to be, 699 exposed to War Risks. Should the Vessel be within any 700 such place as aforesaid, which only becomes danger- 701 ous, or is likely to be or to become dangerous, after her 702 entry into it, the Owners shall have the right to require 703 the Vessel to leave such area. 704 (c) The Vessel shall not load contraband cargo, or to 705 pass through any blockade, whether such blockade be 706 imposed on all vessels, or is imposed selectively in any 707 way whatsoever against vessels of certain flags or 708 ownership, or against certain cargoes or crews or 709 otherwise howsoever, or to proceed to an area where 710 she shall be subject, or is likely to be subject to 711 O PSZZWUS`S\bla `WUVb ]T aSO`QV O\R*]` Q]\TWaQObW]\) 712 (d) If the insurers of the war risks insurance, when 713 Clause 14 is applicable, should require payment of 714 premiums and/or calls because, pursuant to the 715 9VO`bS`S`al ]`RS`a’ bVS LSaaSZ Wa eWbVW\’ ]` Wa RcS b] S\bS` 716 and remain within, any area or areas which are specified 717 by such insurers as being subject to additional premiums 718 because of War Risks, then such premiums and/or calls 719 shall be reimbursed by the Charterers to the Owners at 720 the same time as the next payment of hire is due. 721 (e) The Charterers shall have the liberty: 722 (i) to comply with all orders, directions, recommend- 723 ations or advice as to departure, arrival, routes, 724 sailing in convoy, ports of call, stoppages, 725 destinations, discharge of cargo, delivery, or in any 726 other way whatsoever, which are given by the 727 Government of the Nation under whose flag the 728 Vessel sails, or any other Government, body or 729 group whatsoever acting with the power to compel 730 compliance with their orders or directions; 731 (ii) to comply with the orders, directions or recom- 732 mendations of any war risks underwriters who have 733 the authority to give the same under the terms of 734 the war risks insurance; 735 (iii) to comply with the terms of any resolution of the 736 Security Council of the United Nations, any 737 directives of the European Community, the effective 738 orders of any other Supranational body which has 739 the right to issue and give the same, and with 740 national laws aimed at enforcing the same to which 741 the Owners are subject, and to obey the orders 742 and directions of those who are charged with their 743 enforcement. 744 (f) In the event of outbreak of war (whether there be a 745 declaration of war or not) (i) between any two or more 746 of the following countries: the United States of America; 747 HcaaWO6 bVS K\WbSR BW\UR][6 =`O\QS6 O\R bVS GS]^ZSla 748 Republic of China, (ii) between any two or more of the 749 countries stated in Box 36, both the Owners and the 750 Charterers shall have the right to cancel this Charter, 751 whereupon the Charterers shall redeliver the Vessel to 752 the Owners in accordance with Clause 15, if the Vessel 753 has cargo on board after discharge thereof at 754 destination, or if debarred under this Clause from 755 reaching or entering it at a near, open and safe port as 756 directed by the Owners, or if the Vessel has no cargo 757 on board, at the port at which the Vessel then is or if at 758 sea at a near, open and safe port as directed by the 759 Owners. In all cases hire shall continue to be paid in 760 accordance with Clause 11 and except as aforesaid all 761 other provisions of this Charter shall apply until 762 redeliverythe end of the Charter Period. 763 27. Commission e Intentionally omitted 764 The Owners to pay a commission at the rate indicated 765 in Box 33 to the Brokers named in Box 33 on any hire 766 paid under the Charter. If no rate is indicated in Box 33, 767 the commission to be paid by the Owners shall cover 768 the actual expenses of the Brokers and a reasonable 769 fee for their work. 770 If the full hire is not paid owing to breach of the Charter 771 by either of the parties the party liable therefor shall 772 indemnify the Brokers against their loss of commission. 773 Should the parties agree to cancel the Charter, the 774 Owners shall indemnify the Brokers against any loss of 775 commission but in such case the commission shall not 776 SfQSSR bVS P`]YS`OUS ]\ ]\S gSO`la VW`S) 777 28. Termination See Clauses 40 (Termination, Redelivery 778 and Total Loss) and 44 (Termination Events) (a) 9VO`bS`S`al ;STOcZb 779 The Owners shall be entitled to withdraw the Vessel from 780 the service of the Charterers and terminate the Charter 781 with immediate effect by written notice to the Charterers if: 782 (i) the Charterers fail to pay hire in accordance with 783 Clause 11. However, where there is a failure to 784 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter make punctual payment of hire due to oversight, 785 negligence, errors or omissions on the part of the 786 Charterers or their bankers, the Owners shall give 787 the Charterers written notice of the number of clear 788 banking days stated in Box 34 (as recognised at 789 the agreed place of payment) in which to rectify 790 the failure, and when so rectified within such 791 \c[PS` ]T ROga T]ZZ]eW\U bVS Fe\S`al \]bWQS’ bVS 792 payment shall stand as regular and punctual. 793 Failure by the Charterers to pay hire within the 794 number of days stated in Box 34 of their receiving 795 bVS Fe\S`al \]bWQS Oa ^`]dWRSR VS`SW\’ aVOZZ S\bWbZS 796 the Owners to withdraw the Vessel from the service 797 of the Charterers and terminate the Charter without 798 further notice; 799 (ii) the Charterers fail to comply with the requirements of: 800 (1) Clause 6 (Trading Restrictions) 801 (2) Clause 13(a) (Insurance and Repairs) 802 provided that the Owners shall have the option, by 803 written notice to the Charterers, to give the 804 Charterers a specified number of days grace within 805 which to rectify the failure without prejudice to the 806 Fe\S`al `WUVb b] eWbVR`Oe O\R bS`[W\ObS c\RS` bVWa 807 Clause if the Charterers fail to comply with such 808 notice; 809 (iii) the Charterers fail to rectify any failure to comply 810 with the requirements of sub-clause 10(a)(i) 811 (Maintenance and Repairs) as soon as practically 812 possible after the Owners have requested them in 813 e`WbW\U a] b] R] O\R W\ O\g SdS\b a] bVOb bVS LSaaSZla 814 insurance cover is not prejudiced. 815 (b) Fe\S`al ;STOcZb 816 If the Owners shall by any act or omission be in breach 817 of their obligations under this Charter to the extent that 818 the Charterers are deprived of the use of the Vessel 819 and such breach continues for a period of fourteen (14) 820 running days after written notice thereof has been given 821 by the Charterers to the Owners, the Charterers shall 822 be entitled to terminate this Charter with immediate effect 823 by written notice to the Owners. 824 (c) Loss of Vessel 825 This Charter shall be deemed to be terminated if the 826 Vessel becomes a total loss or is declared as a 827 constructive or compromised or arranged total loss. For 828 the purpose of this sub-clause, the Vessel shall not be 829 deemed to be lost unless she has either become an 830 actual total loss or agreement has been reached with 831 her underwriters in respect of her constructive, 832 compromised or arranged total loss or if such agreement 833 with her underwriters is not reached it is adjudged by a 834 competent tribunal that a constructive loss of the Vessel 835 has occurred. 836 (d) Either party shall be entitled to terminate this 837 Charter with immediate effect by written notice to the 838 other party in the event of an order being made or 839 resolution passed for the winding up, dissolution, 840 liquidation or bankruptcy of the other party (otherwise 841 than for the purpose of reconstruction or amalgamation) 842 or if a receiver is appointed, or if it suspends payment, 843 ceases to carry on business or makes any special 844 arrangement or composition with its creditors. 845 (e) The termination of this Charter shall be without 846 prejudice to all rights accrued due between the parties 847 prior to the date of termination and to any claim that 848 either party might have. 849 29. Repossession 850 In the event of the Owners have made a request for 851 redelivery of the Vessel termination of this Charter in accordance with the applicable provisions of Clause 28, 852 Clause 40.3 the Owners shall in addition have the right to repossess 853 the Vessel from the Charterers at her current or next port of call, or 854 at a port or place convenient to them without hindrance 855 or interference by the Charterers, courts or local 856 authorities. Pending physical repossession of the Vessel 857 in accordance with this Clause 29 and/or Clause 40, the 858 Charterers shall hold the Vessel as gratuitous bailee only to the Owners 859 and the Charterers shall procure that the master and crew follow the orders and directions of the Owners. The Owners shall arrange for an authorised represent- 860 ative to board the Vessel as soon as reasonably 861 practicable following the termination of the Charter. The 862 Vessel shall be deemed to be repossessed by the 863 Owners from the Charterers upon the boarding of the 864 LSaaSZ Pg bVS Fe\S`al `S^`SaS\bObWdS) All arrangements 865 and expenses relating to the settling of wages, 866 RWaS[PO`YObW]\ O\R `S^Ob`WObW]\ ]T bVS 9VO`bS`S`al 867 Master, officers and crew shall be the sole responsibility 868 of the Charterers. 869 30. Dispute Resolution 870 *) (a) This Contract Charter and any non-contractual 871 obligatons arising out of or in connection with it shall be governed by and construed in accordance with English law and any dispute arising 872 out of or in connection with this Contract Charter shall be 873 referred to arbitration in London in accordance with the Arbitration 874 Act 1996 or any statutory modification or re-enactment 875 thereof save to the extent necessary to give effect to 876 the provisions of this Clause. 877 The arbitration shall be conducted in accordance with 878 the London Maritime Arbitrators Association (LMAA) 879 Terms current at the time when the arbitration proceed- 880 ings are commenced. 881 The reference shall be to three arbitrators. A party 882 wishing to refer a dispute to arbitration shall appoint its 883 arbitrator and send notice of such appointment in writing 884 to the other party requiring the other party to appoint its 885 own arbitrator within 14 calendar days of that notice and 886 stating that it will appoint its arbitrator as sole arbitrator 887 unless the other party appoints its own arbitrator and 888 gives notice that it has done so within the 14 days 889 specified. If the other party does not appoint its own 890 arbitrator and give notice that it has done so within the 891 14 days specified, the party referring a dispute to 892 arbitration may, without the requirement of any further 893 prior notice to the other party, appoint its arbitrator as 894 sole arbitrator and shall advise the other party 895 accordingly. The award of a sole arbitrator shall be 896 binding on both parties as if he had been appointed by 897 agreement. 898 Nothing herein shall prevent the parties agreeing in 899 writing to vary these provisions to provide for the 900 appointment of a sole arbitrator. 901 In cases where neither the claim nor any counterclaim 902 exceeds the sum of US$50,000 (or such other sum as 903 the parties may agree) the arbitration shall be conducted 904 in accordance with the LMAA Small Claims Procedure 905 current at the time when the arbitration proceedings are 906 commenced. The language or any arbitration 907 proceedings shall be English. *) (b) This Contract shall be governed by and construed 908 in accordance with Title 9 of the United States Code 909 and the Maritime Law of the United States and any 910 dispute arising out of or in connection with this Contract 911 shall be referred to three persons at New York, one to 912 be appointed by each of the parties hereto, and the third 913 by the two so chosen; their decision or that of any two 914 of them shall be final, and for the purposes of enforcing 915 any award, judgement may be entered on an award by 916 any court of competent jurisdiction. The proceedings 917 shall be conducted in accordance with the rules of the 918 Society of Maritime Arbitrators, Inc. 919 In cases where neither the claim nor any counterclaim 920 exceeds the sum of US$50,000 (or such other sum as 921 the parties may agree) the arbitration shall be conducted 922 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II “Barecon 2001” Standard Bareboat Charter in accordance with the Shortened Arbitration Procedure 923 of the Society of Maritime Arbitrators, Inc. current at 924 the time when the arbitration proceedings are commenced. 925 *) (c) This Contract shall be governed by and construed 926 in accordance with the laws of the place mutually agreed 927 by the parties and any dispute arising out of or in 928 connection with this Contract shall be referred to 929 arbitration at a mutually agreed place, subject to the 930 procedures applicable there. 931 (d) Notwithstanding (a), (b) or (c) above, the parties 932 may agree at any time to refer to mediation any 933 difference and/or dispute arising out of or in connection 934 with this Contract. 935 In the case of a dispute in respect of which arbitration 936 has been commenced under (a), (b) or (c) above, the 937 following shall apply:- 938 (i) Either party may at any time and from time to time 939 elect to refer the dispute or part of the dispute to 940 mediation by service on the other party of a written 941 \]bWQS %bVS jDSRWObW]\ E]bWQSk& QOZZW\U ]\ bVS ]bVS` 942 party to agree to mediation. 943 (ii) The other party shall thereupon within 14 calendar 944 days of receipt of the Mediation Notice confirm that 945 they agree to mediation, in which case the parties 946 shall thereafter agree a mediator within a further 947 14 calendar days, failing which on the application 948 of either party a mediator will be appointed promptly 949 Pg bVS 7`PWb`ObW]\ J`WPc\OZ %jbVS J`WPc\OZk& ]` acQV 950 person as the Tribunal may designate for that 951 purpose. The mediation shall be conducted in such 952 place and in accordance with such procedure and 953 on such terms as the parties may agree or, in the 954 event of disagreement, as may be set by the 955 mediator. 956 (iii) If the other party does not agree to mediate, that 957 fact may be brought to the attention of the Tribunal 958 and may be taken into account by the Tribunal when 959 allocating the costs of the arbitration as between 960 the parties. 961 (iv) The mediation shall not affect the right of either 962 party to seek such relief or take such steps as it 963 considers necessary to protect its interest. 964 (v) Either party may advise the Tribunal that they have 965 agreed to mediation. The arbitration procedure shall 966 continue during the conduct of the mediation but 967 the Tribunal may take the mediation timetable into 968 account when setting the timetable for steps in the 969 arbitration. 970 (vi) Unless otherwise agreed or specified in the 971 mediation terms, each party shall bear its own costs 972 incurred in the mediation and the parties shall share 973 S_cOZZg bVS [SRWOb]`la Q]aba O\R Sf^S\aSa) 974 (vii) The mediation process shall be without prejudice 975 and confidential and no information or documents 976 disclosed during it shall be revealed to the Tribunal 977 except to the extent that they are disclosable under 978 the law and procedure governing the arbitration. 979 (Note: The parties should be aware that the mediation 980 process may not necessarily interrupt time limits.) 981 (e) If Box 35 in Part I is not appropriately filled in, sub-clause 982 30(a) of this Clause shall apply. Sub-clause 30(d) shall 983 apply in all cases. 984 *) Sub-clauses 30(a), 30(b) and 30(c) are alternatives; 985 indicate alternative agreed in Box 35. 986 31. Notices See Clause 43 (Notices) 987 (a) Any notice to be given by either party to the other 988 party shall be in writing and may be sent by fax, telex, 989 registered or recorded mail or by personal service. 990 (b) The address of the Parties for service of such 991 communication shall be as stated in Boxes 3 and 4 992 respectively. 993 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1. Specifications and Building Contract

(a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers.

(b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.

(c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.

2. Time and Place of Delivery

(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.

(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.

(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon

(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or

(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers;

(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;

(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.

(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.

3. Guarantee Works

If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

4. Name of Vessel

The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

5. Survey on Redelivery

The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery. Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" Standard Bareboat Charter

PART IV
HIRE/PURCHASE AGREEMENT

OPTIONAL PART

(Optional, only to apply if expressly agreed and stated in Box 42)

On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.

In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.

The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.

The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag, shall be for Buyers' account. Any taxes, consular and other charges and expenses connected with closing of the Sellers' register, shall be for Sellers' account.

In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers.

The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers' possession.

The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.

The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.

The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

“Barecon 2001” Standard Bareboat Charter PARTV PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY Definitions 1 For the purpose of this PART V, the following terns shall 2 have the meanings hereby assigned to them: 3 “The Baroboat Charter Roqistrv” shall moan the registry 4 of the Sloto whoso flog the Vooool will fly and in which 5 the Ghartororo aro rogiotorod oo the baroboat ohortororG 6 during the period of the Bareboat Charter 7 “The Uhdorlvinq RogictiY’ shall moan the roqiotrv of the 8 otato in which the Qwnorc of the Voccol aro rogiotorod 9 as Owners and to which jurisdiction and control o- the 10 Voesol will rovort upon termination of tho Baroboat 11 Charter Registration. 12 3> Mortgage 13 Tho Vooool ohartorod under thio Charter io finanood by 14 a mortgage and the provisions of Clause 12’bl (Part 111 15 shall apply 16 —Torroination-of-€frartor by Dofault 17 If the Vessel chartered under this Charter is registered 18 in 3 Bareboat Charter Registry as stated in an4 19 if tho Owners shall dofault in tho paymont of any amounts 20 duo under tho mortqocio(s) ODOoifiod in Box 28 tho 21 Ghartororo chalf if GO roqjirod by tho mortgagoo, diroot 22 the Owners to re-register the Vessel in the Underlying 23 Roqiotrv ao shown in Box 15. 24 In tho ovont of tho Vooool boing dolotod from tho 25 Bareboat Charter Registry as stated in Box 44 due to a 26 dofault by tho Ownors in tho paymont of ony amounts 27 duo undor tho mortgago(o), tho Chartororo chall havo 28 tho right to torminato thio Ghartor forthwith and without 29 prejudice to any other claim thoy may hove against tho 30 Ownors undor this Ghartor. 31 This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

EXECUTION VERSION

ADDITIONAL CLAUSES TO BARECON 2001

DATED 16 October 2019

Clause 32 – CHARTER PERIOD

32.1	For the avoidance of doubt, notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:

(a)	in full force and effect; and

(b)	valid, binding and enforceable against the parties hereto,

with effect from the date of this Charter until the end of the Charter Period (subject to the terms of this Charter).

32.2	The charter period shall, subject to the terms of this Charter, continue for a period of sixty (60) months from the Commencement Date.

Clause 33 – CANCELLATION

33.1	If:

(a)	a Termination Event which is continuing occurs prior to the delivery of the Vessel by the Charterers as sellers to the Owners as buyers under the MOA;

(b)

it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under the MOA are not or cease to be legal, valid, binding and enforceable; and/or

(c)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason,

then this Charter shall immediately terminate and be cancelled (provided that any provision hereof expressed to survive such termination or cancellation shall so do in accordance with its terms) without the need for either of the Owners or the Charterers to take any action whatsoever, provided that the Owners shall be entitled to retain all fees or amounts paid by the Charterers pursuant to Clause 41.1 (and without prejudice to Clause 41.1, if such fees or amounts have not been paid but are due and payable, the Charterers shall forthwith pay such fees or amounts to the Owners in accordance with Clause 41.1) and such payment and the payment of:

(i)

all other amounts payable under this Charter which have fallen due on or prior to the date on which this Charter may be terminated pursuant to this Clause 33 (Cancellation) (but which remain unpaid together with any default interest thereon); and

(ii)

any costs and expenses incurred by the Owners in collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto, is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform their obligations under this Charter.

Clause 34 – DELIVERY OF VESSEL

34.1

(a)	This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.

(b)	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(i)

the delivery of the Vessel by the Charterers as sellers to the Owners as buyers in accordance with the terms of the MOA with such Delivery occurring on or before the Cancelling Date (and, for the purposes of this Charter, the Vessel shall be deemed delivered to the Charterers simultaneously with delivery of the Vessel to the Owners pursuant to the MOA);

(ii)	no Potential Termination Event or Termination Event has occurred and is continuing at the relevant time;

(iii)

the representations and warranties contained in Clause 45 (Representations and warranties) being true and correct on the date of this Charter and each day thereafter until and including the last day of the Charter Period; and

(iv)	the Owners having received from the Charterers:

(A)	on or prior to Delivery, the documents or evidence set out in Part A and Part B of Schedule II in form and substance satisfactory to them; and

(B)	after Delivery, the documents or evidence set out in Part C of Schedule II in form and substance satisfactory to them within the time periods set out thereunder;

and if any of the documents listed in sub-paragraph (iv) above are not in the English language then they shall be accompanied by a certified English translation.

34.2	The conditions precedent and conditions subsequent specified in Clause 34.1(b) are for the sole benefit of the Owners.

34.3

On delivery to and acceptance by the Owners (in their capacity as buyers) of the Vessel under the MOA from the Charterers (in their capacity as sellers) and subject to the provisions of this Clause 34 (Delivery of Vessel), the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter.

34.4

On Delivery, as evidence of the commencement of the Charter Period the Charterers shall sign and deliver to the Owners the Acceptance Certificate. Without prejudice to this Clause 34.4, the Charterers shall be deemed to have accepted the Vessel under this Charter and the commencement of the Charter Period having started, on Delivery even if for whatever reason, the Acceptance Certificate is not signed and/or the Charterers do not take actual possession of the Vessel at that time.

34.5

The Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners under the MOA from the Charterers as sellers, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including, without limitation, any loss of profit or any loss or otherwise:

(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.

34.6

The Owners will not and shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases (whether in storage tanks and unopened drums or otherwise) except such items (including bunkers, lubricating oils, unbroached provisions, paints, ropes and other consumable stores) as are on the Vessel on Delivery.

34.7	The Charterers shall, following the Owners’ delivery of items on board the Vessel on Delivery pursuant to Clause 34.6, keep all such items on board the Vessel for the Charterers’ own use.

Clause 35 – QUIET ENJOYMENT

35.1

Provided that no Potential Termination Event or Termination Event has occurred and is continuing, the Owners hereby agree not to disturb or interfere (or instruct another party to disturb or interfere) with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.

35.2	Subject to Clause 35.1 above, the Charterers acknowledge that, at any time during the Charter Period:

(a)

the Owners are entitled to enter into certain funding arrangements with their financier(s), (the “Mortgagee”), in order to finance in part or in full of the Purchase Price, which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case, without the prior consent of the Charterers:

(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of a Mortgagee;

(ii)	assign their rights and interests to, in or in connection with this Charter and any other Leasing Document in favour of that Mortgagee;

(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of that Mortgagee; and

(iv)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements; and

(c)

the Charterers undertake to comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from to time during the currency of this Charter by the Mortgagee in conformity with any Financial Instrument. The Charterers further agree and acknowledge all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be reasonably required by the Mortgagee.

35.3

The Owners shall use best endeavours to procure that their financier(s) enter into a quiet enjoyment agreement with the Charterers on such terms as may be agreed between the Owners, the Mortgagee and the Charterers.

Clause 36 – CHARTERHIRE AND ADVANCE CHARTERHIRE

36.1

In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners the Charterhire, the Advance Charterhire and the Expiry Purchase Price in accordance with the terms of this Charter.

36.2	The Charterers shall pay to the Owners on the Delivery Date, the Advance Charterhire.

36.3

The Charterers shall be deemed to have paid the Advance Charterhire to the Owners on the Delivery Date upon the Owners setting off an amount equal to the Advance Charterhire from the Purchase Price payable by the Owners under the MOA against the Charterers’ obligation to pay the Advance Charterhire under this Charter.

36.4	The Advance Charterhire shall not bear interest and shall be non-refundable.

36.5

Subject to the terms of this Clause 36 (Charterhire and Advance Charterhire) the Charterers shall pay the Charterhire quarterly in arrears in twenty (20) consecutive instalments to the Owners under this Charter with:

(a)	the first instalment of the Charterhire payable on the date falling three (3) months after the Commencement Date;

(b)	each subsequent instalment (other than the final instalment) of the Charterhire payable on quarterly intervals thereafter; and

(c)	the final instalment of the Charterhire payable on the date falling sixty(60) months after the Commencement Date.

36.6

The Vessel shall not at any time be deemed off-hire and the Charterers’ obligation to pay all Charterhire, the Advance Charterhire and other amounts payable under the Leasing Documents shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

(a)

any set-off (other than the Advance Charterhire which shall be set-off pursuant to Clause 36.3), counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)

any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;

(d)	any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade;

(e)	the Total Loss or any damage to or forfeiture or court marshall or other sale of the Vessel;

(f)

any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, striking-off, liquidation or similar proceedings by or against the Charterers;

(h)

any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or the other Leasing Documents by any party to this Charter or any other person;

(i)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents executed or to be executed pursuant to this Charter; or

(j)

any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter.

36.7	Time of payment of the Charterhire, the Advance Charterhire and other payments by the Charterers shall be of the essence of this Charter and the other Leasing Documents.

36.8

All payments of the Charterhire, the Advance Charterhire and any other amounts payable under the Leasing Documents shall be made in Dollars and shall be received by the Owners in same day available funds and by not later than 5.00p.m. (Shanghai time) on the due date thereof.

36.9	All Charterhire and any moneys payable hereunder shall be payable by the Charterers to the Owners to such account as the Owners may notify the Charterers in writing.

36.10	Payment of the Charterhire, the Advance Charterhire and any other amounts payable to the Owners under the Leasing Documents shall be at the Charterers’ risk until receipt by the Owners.

36.11

All stamp duty, value added tax, withholding or other taxes (excluding taxes levied on the overall income of the Owners) and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and

(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire, the Advance Charterhire and any other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

36.12

If the Charterers fail to make any payment due under this Charter on the due date, they shall pay interest on such late payment at the default rate of two per cent. (2%) plus the Interest Rate per annum from the date on which such payment became due until the date of payment thereof.

36.13

All default interest and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

36.14	Any payment which is due to be made on a day which is not a Business Day, shall be made on the preceding Business Day.

Clause 37 – POSSESSION OF VESSEL

37.1

The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein, its Earnings, Insurances and Requisition Compensation and/or any of its rights and interests under any Approved Sub-charter, and shall not permit the creation of any Security Interest thereon other than the Permitted Security Interests.

37.2

The Charterers shall promptly notify each Approved Sub-charterer or such other party as the Owners may request, in writing that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written acknowledgement in such form and substance satisfactory to the Owners evidencing that such party has received such written notification.

37.3

If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all documented losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel. Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the master, officers or agents signing bills of lading or other documents.

37.4

The Charterers shall pay and discharge or cause that any sub-charterer of the Vessel shall promptly pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take all steps to prevent an arrest (threatened or otherwise) of the Vessel.

Clause 38 – INSURANCE

38.1	The Charterers shall procure that insurances are effected in form and substance satisfactory to the Owners and their financiers (if any):

(a)	in Dollars;

(b)

in the case of fire and usual hull and machinery, marine risks and war risks (including blocking and trapping), on an agreed value basis in an amount no less than the higher from time to time of (i)120% of the then Outstanding Principal Balance and (ii) the prevailing Market Value;

(c)

in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than US$1,000,000,000;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the Vessel;

(e)

through approved brokers and with first class international insurers and/or underwriters acceptable to the Owners (acting reasonably) and their financiers (if any) (including having a Standard & Poor’s rating of BBB+ or above, a Moody’s rating of A or above or an AM Best rating of A- or above) or, in the case of war risks and protection and indemnity risks, in a war risks and protection and indemnity risks association acceptable to the Owners (acting reasonably) and their financiers (if any) (including being a member of the International Group of Protection and Indemnity Clubs);

(f)	on no less favourable terms which the Charterers may be under an obligation (if any) to maintain under the terms of any Approved Sub-charter; and

(g)	otherwise on such terms as may be acceptable to the Owners and their financiers (if any).

38.2	In addition to the terms set out in Clause 13(a), the Charterers shall procure that the obligatory insurances shall:

(a)

subject always to paragraph (b), name the Charterers, the Approved Managers and the Owners (if so required by the Owners) as the only named assureds unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and

(ii)

in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or their financiers in such form as they may require, that any deductible shall be apportioned between the Charterers and every other named assured or co-assured in proportion to the gross claims made by or paid to each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and their financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Owners or a financier of the Owners requires:

(i)

in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such financiers, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)

in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)

name the Owners’ financiers (as applicable) and the Owners (as applicable) as the first ranking loss payee and the second ranking loss payee respectively (and in the absence of any financiers, the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners’ financiers and the Owners (such approval not to be unreasonably withheld) with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and their financiers (if any) may specify;

(c)

provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners and/or their financiers (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or their financiers (if any);

(e)	provide that the Owners and/or their financiers (if any) may make proof of loss if the Charterers fail to do so; and

(f)

provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or their financiers (if any) for fourteen (14) days (or seven (7) days in the case of war risks), or such other period as may be agreed by the Owners and/or their financiers (if any), after receipt by the Owners and/or their financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.

38.3	The Charterers shall:

(a)

at least fourteen (14) days prior to Delivery (or such shorter period agreed by the parties), notify in writing the Owners (copied to their financiers (if any)) of the terms and conditions of all Insurances;

(b)

at least fourteen (14) days before the expiry of any obligatory insurance, notify the Owners (copied to their financiers (if any)) of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal and obtain the Owners’ approval (such approval not to be unreasonably withheld and in any event, having regard to the requirements on insurance cover referred to under this Charter);

(c)

at least seven (7) days before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)

procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners (copied to their financiers (if any)) in writing of the terms and conditions of the renewal; and

(e)

as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to this Clause 38.3 together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or their financiers (if any).

38.4

The Charterers shall ensure that all insurance companies and/or underwriters, and/or (if any) insurance brokers provide the Owners with all copies of policies, cover notes and certificates of entry (or originals where so requested by the Owners following the occurrence of a Termination Event or Potential Termination Event) relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Owners and/or their financiers (if any) (which the Charterers shall procure the relevant insurance companies, underwriters and/or insurance brokers to provide upon renewal or receipt of the insurance companies, underwriters and/or insurance brokers or an executed notice of assignment), and such letter or letters of undertaking shall include undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;

(b)	they will hold the benefit of such policies and such insurances, to the order of the Owners and/or their financiers (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and their financiers (if any) promptly of any material change to the terms of the obligatory insurances of which they are aware;

(d)

(i) they will indicate in the letters of undertaking that they will immediately notify the Owners and their financiers (if any) when any cancellation, charge or lapse of the relevant obligatory insurance occurs and (ii) following a written application from the Owners and/or their financiers (if any) not later than one (1) month before the expiry of the obligatory insurances they will notify the Owners and their financiers (if any) not less than fourteen (14) days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and their financiers (if any) of the terms of the instructions; and

(e)

if any of the obligatory insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and their financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or their financiers (if any) and where practicable.

38.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and their financiers (if any) with:

(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;

(b)	a letter or letters of undertaking in such form as may be required by the Owners and their financiers (if any) or in such association’s standard form; and

(c)	a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.

38.6	The Charterers shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

38.7	The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners.

38.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

38.9

The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)

the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this Clause 38 (Insurance)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of protection and indemnity associations) (such approval not to be unreasonably withheld);

(b)

the Charterers shall not make or permit any changes relating to the classification or classification society or manager or operator of the Vessel unless such changes have first been approved by the underwriters of the obligatory insurances or the Owners (such approval not to be unreasonably withheld, and subject always to the Owners receiving credit approval on such changes);

(c)

the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of the certificate of financial responsibility; and

(d)

the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

38.10

The Charterers shall not make or agree to any material alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance which would or would potentially have an adverse effect on the rights of the Owners under the Leasing Documents, in each case without the prior written consent (such consent not to be unreasonably withheld) of the Owners and their financiers (if any), and for the purposes of this Clause 38.10, “material” alterations shall include, without limitation, any change to the identity of the beneficiaries under such insurances or scope of cover, reduction to the insured amount, limitation on the scope of the cover and any other amendment which would cause a breach under the terms of this Charter, any Approved Sub-charter or any other Leasing Document.

38.11

The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for a Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

38.12	The Charterers shall provide the Owners, promptly upon the Owners’ written request, copies of:

(a)	all communications between the Charterers and:

(i)	the approved brokers; and

(ii)	the approved protection and indemnity and/or war risks associations; and

(iii)	the approved international insurers and/or underwriters, which relate directly or indirectly to:

(A)	the Charterers’ obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(B)

any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(b)	any communication with all parties involved in case of a claim under any of the Vessel’s insurances.

38.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with any information which the Owners or their financiers (if any) may request for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) or this Clause 38 (Insurance) or dealing with or considering any matters relating to any such insurances.

38.14

If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive subsidiary of the Owners or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners and their financiers (if any). Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners. The Charterers shall procure that underwriters of the primary insurances assign each reinsurance to the relevant financiers in full, if required.

38.15

The Charterers shall upon demand fully indemnify the Owners in respect of all premiums and other expenses which are incurred by (i) the Owners (in their absolute discretion) in connection with or with a view to effecting, maintaining or renewing any innocent owners’ interest insurance, mortgagee’s interest insurance and a lessor’s/ mortgagee’s additional perils (pollution) insurance that may be taken out in respect of the Vessel and/or (ii) the financier(s) of the Owners (if any) (in their absolute discretion) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution) insurance that may be taken out in respect of the Vessel, in each case, on such terms, through such insurers and generally in such manner as the Owners may from time to time consider appropriate, and the amount of the cover under the insurances referred to this Clause 38.15 shall be equal to at least equal to the higher of (i) 120% of the then prevailing Outstanding Principal Balance and (ii) the prevailing Market Value.

38.16

The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted.

38.17	The Charterers shall:

(a)	reimburse the Owners any expenses incurred by the Owners in obtaining the reports described in Clause 38.13; and

(b)	procure that there is delivered to the brokers, insurers, underwriters, associations described in Clause 38.1(e) such information in relation to the Insurances as they may require.

38.18

The Charterers shall keep the Vessel insured at their expense against such other risks which the Owners consider reasonable for a prudent shipowner or operator to insure against at the relevant time (as notified by the Owners) and which are, at that time, generally insured against by owners or operators of vessels similar to the Vessel.

38.19

The Charterers shall, in the event that an Approved Manager makes a claim under any obligatory insurances taken out in connection with this Clause 38 (Insurance) but is unable to or otherwise fails to pay in full any deductible in connection with such claim (in an amount as apportioned between the Charterers and every other assured in proportion to the gross claims made by or paid to each of them), pay such shortfall in deductible payable on behalf of that Approved Manager.

Clause 39 – WARRANTIES RELATING TO VESSEL

39.1

It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners from the Charterers as sellers pursuant to the MOA for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

39.2

All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

39.3

The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire, the Advance Charterhire or other payment due under this Charter or the other Leasing Documents.

Clause 40 – TERMINATION, REDELIVERY AND TOTAL LOSS

40.1

If the Termination Purchase Price becomes payable in accordance with Clause 44.2, the same shall be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 40.4 and it is hereby agreed by the parties hereto that payment of the Termination Purchase Price is proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform their obligations under this Charter.

40.2

Upon the full and irrevocable receipt by the Owners of the Termination Purchase Price pursuant to Clause 40.1 in full on the Termination Date, this Charter shall terminate and the title in the Vessel shall be transferred to the Charterers on the Termination Date pursuant to Clause 40.4.

40.3

(a)	If the Charterers fail to make full payment of the Termination Purchase Price on the Termination Date:

(i)	Clauses 36.12 and 36.13 shall apply;

(ii)

the Charterers’ right to possess and operate the Vessel shall cease on such date as the Owners may advise the Charterers and (without in any way affecting the Charterers’ obligation to pay the Termination Purchase Price and Charterhire hereunder and any other moneys under this Charter) the Charterers shall, upon the Owners’ request (at Owners’ sole discretion), be obliged to immediately (and at the Charterers’ own cost) redeliver the Vessel to the Owners on such other date as the Owners may require at such ready and safe port as the Owners may require.

(b)

Without prejudice to any rights which the Owners may have in the capacity as owner of the Vessel, the Owners shall concurrently with their right to require redelivery of the Vessel pursuant to Clause 40.3(a)(ii) or Clause 44.2(b), be entitled to sell the Vessel on terms they deem fit and/or to otherwise operate the Vessel on such terms as they may require and may create whatsoever interests thereon, including without limitation, charterparties or any other form of employment contracts and shall apply all such proceeds and earnings towards satisfying the Termination Purchase Price but if the Owners do not sell the Vessel within three (3) months from the Termination Date and the prevailing Market Value of the Vessel (determined at or within three (3) months prior or after the time of re-delivery or re-possession to the Owners) is less than the Termination Purchase Price, the Charterers shall be obliged to pay the relevant shortfall within ten (10) days of the Owners’ demand, and such obligation shall not be discharged until such shortfall is fully repaid.

(c)

All amounts received by or payable to the Owners under this Clause 40.3 shall be applied towards satisfying amounts owing under the Charter and the Other Charters in accordance with the provisions of the Trust Deed and any excess shall thereafter be paid to the Charterers.

40.4

Immediately upon receipt by the Owners of irrevocable payment of the Termination Purchase Price in full pursuant to the terms of this Charter, the Owners shall (save in the event of Total Loss or where ownership has already been or agreed to be transferred pursuant to Clause 40.3) transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis (and, for the avoidance of doubt but without prejudice to Clause 50.1(b)), and otherwise in accordance with the terms and conditions set out at Clause 50.1(a) and (b)), to the Charterers (or their nominee) and shall (at the cost of the Charterers) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and the Vessel shall be deemed to have been delivered to the Charterers (or their nominee) on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners).

40.5

The Charterers hereby undertake to indemnify the Owners against any claims incurred in relation to the Vessel as a result of the Charterers’ action or performance prior to such transfer of ownership. Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners’ register shall be for the Charterers’ account.

40.6

If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 40.3(a)(ii) or following a direction of the Owners under Clause 44.2(b) or the Vessel is not purchased by the Charterers at the end of the Charter Period pursuant to Clause 49 (Expiry Purchase Obligation), the Charterers shall ensure that the Vessel shall, at the time of redelivery to the Owners (at the Charterers’ cost and expense including any dry-docking expenses):

(a)	be in compliance with its Insurances;

(b)

be in an equivalent classification as she was as at the Commencement Date without any recommendation or condition, and with valid, unextended certificates for not less than six (6) months and free of average damage affecting the Vessel’s classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel’s classification excepted;

(c)

have passed her 5-year and, if applicable, 10-year special surveys, and any subsequent intermediate surveys without any condition or outstanding issue and to the satisfaction of the Classification Society and with all the Vessel’s classification, trading, national and international certificates that the Vessel had when she was delivered under this Charter and the log book and whatsoever necessary relating to the operation of the Vessel, valid and un-extended without conditions or recommendation falling due;

(d)	have her survey cycles up to date and trading and classification certificate valid for at least six (6) months;

(e)

be redelivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery (but only to the extent they have not already been used in the operation of the Vessel), and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(f)	be free of any Security Interest (save for the Security Interests granted pursuant to the Financial Instruments) and free of any cargo;

(g)

be redelivered to the Owners together with all material information generated during the Charter Period in respect of the use, possession, operation, navigation, utilization of lubricating oil and the physical condition of the Vessel, whether or not such information is contained in the Charterers’ equipment, computer or property;

(h)	be free of any charter (unless the Owners wish to retain the continuance of any then existing charter);

(i)	be free of officers and crew (unless otherwise agreed by the Owners); and

(j)	shall have had her underwater parts treated with ample anti-fouling to last for the ensuing period up to the next scheduled dry docking of the Vessel.

40.7

The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel at no cost to the Owners.

40.8	If the Vessel, for any reason, becomes a Total Loss after Delivery, the Charterers shall pay the Termination Purchase Price to the Owners on the earlier of:

(a)	the date falling one hundred and twenty (120) days after such Total Loss has occurred; and

(b)	the date of receipt by the Owners and/or their financiers (if any), in accordance with the terms of the relevant loss payable clause, of the proceeds of insurance relating to such Total Loss,

provided that it is hereby agreed that any insurance proceeds in respect of the Vessel received by the Owners and/or their financiers (if any) shall be applied in or towards discharging the Charterers’ obligation to pay the Termination Purchase Price and any interest accrued thereon (and such application shall be deemed satisfaction of the Charterers’ obligation to pay the Termination Purchase Price to the extent so satisfied) and in the event that the insurance proceeds received from the insurers exceed the Termination Purchase Price due (and any interest accrued thereon), the excess shall be firstly paid towards satisfying any amounts outstanding and owing by the Charterers or any of their Affiliates under any Other Charter and thereafter paid to the Charterers.

For the avoidance of doubt, in the event that the Vessel becomes a Total Loss:

(i)

payment of the Charterhire and all other sums payable under the Leasing Documents during such period shall continue to be made by the Charterers in accordance with the terms thereof unless and until the Owners receive in full the Termination Purchase Price;

(ii)

should insurance proceeds be received by the Owners from the insurers, the Charterers’ obligations to pay the Termination Purchase Price shall be accordingly reduced by an amount corresponding to such insurance proceeds but in the event that such insurance proceeds are less than the amount of the Termination Purchase Price together with any interest accrued thereon, the Charterers remain obliged to pay to the Owners the balance so that the full amount of the Termination Purchase Price due together with any interest accrued thereon is received by the Owners; and

(iii)

the obligation of the Charterers to pay the Termination Purchase Price shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or have disputed in good faith, the claim for Total Loss.

40.9	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

Clause 41 – FEES AND EXPENSES

41.1

In consideration of the Owners entering into this Charter, the Charterers shall pay to the Owners or their nominee a non-refundable upfront fee equal to one (1) per cent. of the Purchase Price (the “Upfront Fee”) without set-off, deduction or counterclaim which shall be payable (subject to Clause 41.2) on or before the earlier of:

(a)	the Commencement Date; and

(b)	if this Charter is terminated pursuant to Clause 33.1, immediately upon the Owners’ demand.

41.2	The Owners may at their discretion set-off the Upfront Fee from the payment of the Purchase Price payable by the Owners to the Charterers.

41.3	Without prejudice to any other rights of the Owners under this Charter, the Charterers shall promptly pay to the Owners on written demand on a full indemnity basis:

(a)

all costs, charges and expenses incurred by the Owners in collecting any Charterhire, the Advance Charterhire or other payments not paid on the due date under this Charter, in remedying any other failure of the Charterers to observe the terms and conditions of this Charter and in enforcing the Owners’ rights under any Leasing Document; and

(b)

all costs and expenses (including, but not limited to, legal costs) reasonably incurred by the Owners in the negotiation and execution of all documentation in relation to this Charter and the other Leasing Documents including, but not limited to, all costs incurred by the Owners and all legal costs, expenses and other disbursements incurred by the Owners’ legal counsels in connection with the same.

Clause 42 – NO WAIVER OF RIGHTS

42.1

No neglect, delay, act, omission or indulgence on the part of either party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

42.2	No right or remedy conferred upon either party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

Clause 43 – NOTICES

43.1

Any notice, certificate, demand or other communication to be served, given made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post, fax or by email to the following respective addresses:

(a) to the Owners:	c/o BANK OF COMMUNICATIONS FINANCIAL LEASING CO., LTD.

28/F, 333 Luijiazu Ring Road,
Pudong New Area,
Shanghai 200120,
The People’s Republic of China

	Attention:	FANG Xiuzhi / WANG Changzhen
	Email:	fang_xz@bocommleasing.com /
wang.changzhen@bocommleasing.com
	Fax:	+8621 6278 8317

(b) to the Charterers:	c/o NAVIOS TANKERS MANAGEMENT INC.

85 Akti Miaouli, 18535, Piraeus, Greece

	Attention:	Vasiliki Papaefthymiou
	Email:	vpapaefthymiou@navios.com
	Fax:	+30 210 41 72 070

or, if a party hereto changes its address or fax number, to such other address or fax number as that party may notify to the other.

Clause 44 – TERMINATION EVENTS

44.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:

(a)	any of the Relevant Persons fail to make any payment:

(i)	in respect of a Relevant Person, on its due date, in respect of any Charterhire; or

(ii)	in respect of a Relevant Person within five (5) days of its due date, in respect of any other amount payable,

in each case, under this Charter or any other Leasing Document to which they are a party; or

(b)

the Charterers breach or omit to observe or perform any of their undertakings in Clauses 46.1 (m), (n), (o), (p), (q), (r) or (v) or the Guarantor breaches or omits to observe or perform its financial covenants contained in clause 12.21 (financial covenants) of the Guarantee; or

(c)

the Charterers fail to obtain and/or maintain the Insurances required under Clause 38 (Insurance) in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto; or

(d)

any of the Relevant Persons commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any Leasing Document (other than a breach referred to in paragraph (a) or (b) above) unless such breach or omission is, in the reasonable opinion of the Owners, remediable and such Relevant Person remedies such breach or omission to the satisfaction of the Owners within fourteen (14) Business Days (or in the case of Clause 46.1(l), ten (10) Business Days) of the earlier of (i) notice thereof from the Owner or (ii) upon such Relevant Person becoming aware of the same; or

(e)	any representation or warranty made by any Relevant Person in or pursuant to any Leasing Document proves to be untrue or misleading in any material way when made; or

(f)

at any time after any representation or warranty in connection with a Non-subsidiary Manager or made by a Non-subsidiary Manager in or pursuant to any Leasing Document proves to be untrue or misleading in any material way when made and the Charterers fail to comply with the request of the Owners to change or appoint a new manager for the Vessel within the prescribed timeline; or

(g)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)	any Financial Indebtedness of such Relevant Person is not paid when due or, if so payable, on demand after any applicable grace period has expired; or

(ii)

any Financial Indebtedness of such Relevant Person becomes due and payable, or capable of being declared due and payable, prior to its stated maturity date as a consequence of any event of default and not as a consequence of the exercise of any voluntary right of prepayment; or

(iii)

a lease, hire purchase agreement or charter creating any Financial Indebtedness of such Relevant Person is terminated by the lessor or owner as a consequence of any termination event or event of default (howsoever defined); or

(iv)

any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such Relevant Person ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined), provided that no Termination Event will occur under this Clause 44.1(g) in respect of such Relevant Person if (1) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is less than (A) in the case of such Relevant Person (other than the Charterers or the Guarantor), US$1,000,000 (or its equivalent in any other currency) in aggregate and (B) in the case of the Guarantor, less than US$10,000,000 (or its equivalent in any other currency) in aggregate and (2) such event has, in the opinion of the Owners, arisen solely and directly from a claim which is frivolous or vexatious and such claim is discharged, stayed or dismissed within fourteen (14) days of commencement; or

(h)	any of the following occurs in relation to a Relevant Person:

(i)	such Relevant Person becomes, in the reasonable opinion of the Owners, unable to pay their debts as they fall due; or

(ii)	the value of the assets of such Relevant Person is less than their liabilities; or

(iii)

any assets of the Charterers or any assets of the Guarantor exceeding the value of US$10,000,000 (or its equivalent in any other currency) in aggregate or any assets of such other Relevant Person exceeding US$1,000,000 (or its equivalent in any other currency) are subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within thirty (30) days (or such longer period agreed by the Owners); or

(iv)

any administrative or other receiver is appointed over all or a substantial part of the assets of such Relevant Person unless as part of a solvent reorganisation which has been approved by the Owners; or

(v)

such Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that they are insolvent or likely to become insolvent, or a winding up or administration order is made in relation to such Relevant Person, or the members or directors of such Relevant Person pass a resolution to the effect that they should be wound up, placed in administration or cease to carry on business; or

(vi)

a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of such Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within twenty-one (21) days of the presentation of the petition; or

(vii)

such Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of their debt (or certain of their debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(viii)

any meeting of the members or directors of such Relevant Person is summoned for the purpose of considering a resolution or proposal or resolving or proposing to authorise or take any action of a type described in paragraphs (iv) to (vii); or

(ix)

in a country or a territory other than England and Wales, any event occurs or any procedure is commenced which, in the opinion of the Owners, is similar to any of the foregoing referred to in (ii) to (vii) above inclusive; or

(x)	any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of such Relevant Person; or

(i)	a Relevant Person suspends or ceases (or threatens to suspend or cease) carrying on all or a material part of its business; or

(j)

any consent, approval, authorisation, license or permit necessary to enable any Relevant Person to operate or charter the Vessel to enable them to comply with any provision of any Leasing Document or to ensure that the obligations of such Relevant Person are legal, valid, binding or enforceable is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled; or

(k)	any event or circumstance occurs which has or is likely to have a Material Adverse Effect; or

(l)	the Vessel is subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within thirty (30) days (or such longer period as the Owners may agree); or

(m)

this Charter or any Leasing Document or any Security Interest created by a Leasing Document is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(n)	any Relevant Person rescinds or purports to rescind or repudiates or purports to repudiate a Leasing Document; or

(o)	it is or has become:

(i)

unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(ii)	contrary to, or inconsistent with, any regulation,

for any Relevant Person to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which it is a party in the manner it is contemplated under such Leasing Document or any of the obligations of such Relevant Person under any Leasing Document to which it is a party are not or cease to be legal, valid, binding and enforceable; or

(p)	the Security Interest constituted by any Security Document is in any way imperilled or in jeopardy; or

(q)	the Vessel is not delivered latest by the Cancelling Date; or

(r)

there is a merger, amalgamation, demerger, consolidation or corporation reconstruction of a Relevant Person (other than where, in the case of the Guarantor, the Guarantor remains the surviving legal entity following the occurrence of such event) or a change of control or legal or beneficial ownership of the Charterers from that set out in Clause 45.1(a) and (b) without the Owners’ prior written consent; or

(s)	there is a change in control of the Guarantor from that set out in Clause 45.1(c) without the Owners’ prior written consent; or

(t)

save with the prior written consent of the Owners, the Guarantor is de-listed from the New York Stock Exchange or the trading of its shares on the New York Stock Exchange is suspended for any reason for a period of exceeding twenty (20) consecutive days; or

(u)	any Termination Event (as defined in any Other Charter) occurs under such Other Charter.

44.2

At any time after the occurrence of a Termination Event which is continuing, the Owners may in their absolute discretion issue a written notice to the Charterers advising the Charterers of the Owners’ intention to terminate this Charter on the date specified in such notice (the “Termination Date”) and requiring the Charterers to pay to the Owners the Termination Purchase Price on the Termination Date, whereupon the Charterers shall be obliged to pay the Termination Purchase Price on such date; and it is hereby agreed that:

(a)

the Charterers shall be obliged to continue to pay Charterhire up to and including the date that the Termination Purchase Price is fully and irrevocably paid to the Owners (which shall be the Termination Date if the Termination Purchase Price is punctually paid in accordance with this Clause) or, as the case may be, (without prejudice to the Owners’ right to continue to request for the payment of the Termination Purchase Price) the date that the Vessel is re-delivered by the Charterers to the Owners under this Clause; and

(b)	if the Charterers fail to pay the Termination Purchase Price on the Termination Date, then sub-paragraphs (a)(i), (ii) and (b) of Clauses 40.3 shall apply,

and further the Owners (or their agents and representatives) may, to the extent permitted by applicable law and without prejudice to any of the obligations of the Charterers hereunder, take possession of the Vessel and for this purpose, the Owners (or their agents and representatives) may enter any premises belonging to or in the occupation or under the control of the Charterers, the Guarantor or any of its Affiliates, to board the Vessel and cause the Vessel to be redelivered to the Owners by any lawful means.

44.3

For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter.

44.4

Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event which is continuing, the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and (iii) change or appoint a new manager for the Vessel other than an Approved Manager and the appointment of that Approved Manager may be terminated immediately without any recourse to the Owners.

44.5

The Owners and the Charterers agree that it is a fundamental term and condition of this Charter that no Termination Event shall occur and be continuing during the Charter Period. Without prejudice to the forgoing, a Termination Event which is continuing shall entitle the Owners to exercise all or any of the remedies set out in this Clause 44 (Termination Events).

Clause 45 – REPRESENTATIONS AND WARRANTIES

45.1	The Charterers represent and warrant to the Owners as of the date of this Charter and on each day thereafter until the last day of the Charter Period, as follows:

(a)	the Charterers are wholly legally owned by the Shareholder and the Shareholder is wholly legally owned by the Guarantor;

(b)	the Charterers are wholly beneficially owned by the Guarantor;

(c)

Mrs Angeliki Frangou either directly or indirectly (through entities owned and controlled by her or trusts or foundations of which she is the beneficiary) and/or Navios Maritime Holdings Inc. is the ultimate beneficial owner of, or has ultimate control of the voting rights attaching to, 20 per cent. of all the issued shares in the Guarantor;

(d)	each of the Relevant Persons is duly incorporated or formed, validly existing and (where relevant) good standing under the laws of its jurisdiction of its incorporation or formation;

(e)	each of the Relevant Persons has the corporate capacity, and has taken all corporate actions and obtained all consents, approvals, authorisations, licenses or permits necessary for it:

(i)	to execute each of the Leasing Documents to which it is a party; and

(ii)	to comply with and perform its obligations under each of the Leasing Documents to which it is a party;

(f)

all consents, approvals, authorisations, licenses or permits referred to in Clause 45.1(e) required or desirable to (i) enable each Relevant Person lawfully to enter into, exercise their rights and comply with its obligations in the Leasing Documents to which such Relevant Person is a party to and (ii) to make the Leasing Documents to which such Relevant Person is a party admissible in evidence in such Relevant Person’s Relevant Jurisdictions, have been obtained or effected and are in full force and effect;

(g)	all the consents, approvals, authorisations, licenses or permits referred to in Clause 45.1(e) remain in force and nothing has occurred which makes any of them liable to revocation;

(h)

each of the Leasing Documents to which a Relevant Person is a party constitutes such Relevant Person’s legal, valid and binding obligations enforceable against such party in accordance with its respective terms and any relevant insolvency laws affecting creditors’ rights generally;

(i)

no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Leasing Documents;

(j)

all payments which a Relevant Person is liable to make under any Leasing Document to which such Relevant Person is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of its jurisdiction of incorporation or formation;

(k)

no legal or administrative action involving a Relevant Person (including without limitation, in relation to any Environmental Claim) has been commenced or taken, which if adversely determined, would have or which is likely to have a Material Adverse Effect;

(l)

each of the Relevant Persons has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith and for which adequate reserves have been made;

(m)

the choice of governing law as stated in each Leasing Document to which a Relevant Person is a party and the agreement by such party to refer disputes to the relevant courts or tribunals as stated in such Leasing Document are valid and binding against such Relevant Person;

(n)

no Relevant Person nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(o)

the obligations of each Relevant Person under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Relevant Person and, rank at least pari passu with all other present and future unsecured and unsubordinated creditors of such Relevant Person save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(p)	each Leasing Document creates (or, once entered into, will create) the Security Interest which it is expressed to create with the ranking and priority it is expressed to have;

(q)	no Relevant Person is a US Tax Obligor, and no Relevant Person has established a place of business in the United Kingdom or the United States of America;

(r)

no Relevant Person nor any of their respective directors, officers, employees or agents is a Restricted Person and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry), none of the Approved Sub-charterer, any Non-subsidiary Manager or any of their respective directors, officers, employees or agents is a Restricted Person;

(s)

each Relevant Person, a Non-subsidiary Manager and their respective directors, officers, employees and agents, and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry), the Approved Sub-charterer and its directors, officers, employees and agents, is in compliance with all Sanctions laws;

(t)

each Relevant Person, a Non-subsidiary Manager and their respective directors, officers, employees and agents, and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry), the Approved Sub-charterer and its directors, officers, employees and agents have not (i) been or are currently being investigated on compliance with Sanctions, (ii) received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and (iii) taken any action to evade the application of Sanctions;

(u)

the Vessel is not employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel is not used by or to benefit any party which is a target of Sanctions or trade to any area or country where trading the Vessel to such area or country would constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People’s Republic of China; or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(v)

each Relevant Person and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry) the Approved Sub-charterer, is not in breach of any laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, the laws of the Vessel’s registry and in particular, all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws and each of the Relevant Persons has instituted and maintained systems, controls, policies and procedures designed to:

(i)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and

(ii)	promote and achieve compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(w)

no Relevant Person nor any of their assets, in each case, has any right to immunity from set off, legal proceedings, attachment prior to judgment or other attachment or execution of judgment on the grounds of sovereign immunity or otherwise;

(x)

no Relevant Persons or Non-subsidiary Manager is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of the Relevant Persons, a Non-Subsidiary Manager or all or material part of their assets;

(y)	that in respect of any Approved Sub-charter:

(i)	the copy of such Approved Sub-charter provided to the Owners is a true and complete copy; and

(ii)

in the case of an Approved Sub-charter being a bareboat charter, the relevant Approved Sub-charterer is fully aware of the content of and the transactions contemplated under this Charter and consents to the same;

(z)	no Termination Event or Potential Termination Event has occurred or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document;

(aa)

as at the date of this Charter, the Charterers have not entered into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which they are or, as the case may be, will be a party; or

(ii)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel;

(bb)	apart from the listing of the shares of the Guarantor on the New York Stock Exchange, none of the shares of a Relevant Person are listed on any stock exchange for listed shares;

(cc)

any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate in all material respects as at the date it was provided or as the date at which such information was stated; and

(dd)	the entry by each Relevant Person into any Leasing Document does not in any way cause any breach, and is in all respects permitted, under the terms of any document which it is entered into.

Clause 46 – CHARTERERS’ UNDERTAKINGS

46.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date of this Charter and up to the last day of the Charter Period:

(a)	there shall be sent to the Owners:

(i)

as soon as possible, but in no event later than ninety (90) days after the end of each financial half-year, the consolidated semi-annual accounts of the Guarantor certified as to their correctness by the chief financial officer or a duly authorised officer of the Guarantor;

(ii)

as soon as possible, but in no event later than ninety (90) days after the end of each financial year of the Guarantor, the unaudited consolidated annual financial reports of the Guarantor for that financial year; and

(iii)

as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited consolidated annual financial reports of the Guarantor;

(b)

they will provide to the Owners, promptly at the Owners’ request, copies of all notices and minutes relating to any of their shareholders’ meetings and copies of their shareholders’ written resolutions which are despatched to the Charterers’ or the Guarantor’s respective shareholders or any class of them save that publicly disclosed notices, minutes and written resolutions not concerning the Vessel or the Leasing Documents need not be provided to the Owners under this Clause;

(c)

they will provide to the Owners, promptly at the Owners’ requests, copies of all notices, notices of meetings and written resolutions which are despatched to the Charterers’ or Guarantor’s other creditors (if any);

(d)

they will provide or will procure that each other Relevant Person provides the Owners with details of any legal, arbitral or administrative action involving such Relevant Person (provided that in the case where such Relevant Person is the Guarantor, such claim under such legal, arbitral or administrative action either (1) exceeds the sum of US$10,000,000 (or its equivalent in any other currency) or (2) which if adversely determined against the Guarantor, would or is likely to have a Material Adverse Effect) or the Vessel as soon as such action is instituted or it becomes apparent to such Relevant Person that it is likely to be instituted and is likely to have a material adverse effect on the ability of a Relevant Person to perform their obligations under each Leasing Document to which it is a party;

(e)

they will, and will procure that each other Relevant Person obtains and promptly renews or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document to which it is a party (including without limitation to sell, charter and operate the Vessel);

(f)

they will not, and will procure that each other Relevant Person will not, create, assume or permit to exist any Security Interest of any kind upon any Leasing Document to which such Relevant Person is a party, and if applicable, the Vessel, in each case other than the Permitted Security Interests;

(g)	they will at their own cost, and will procure that each other Relevant Person will:

(i)

do all that such Relevant Person reasonably can to ensure that any Leasing Document to which such Relevant Person is a party validly creates the obligations and the Security Interests which such Relevant Person purports to create; and

(ii)

without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document to which such Relevant Person is a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax or fee in all Relevant Jurisdictions in respect of any Leasing Document to which such Relevant Person is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Relevant Person creates;

(h)	they will, and will procure that each other Relevant Person, notify the Owners immediately of the occurrence of:

(i)

any damage and/or alteration caused to the Vessel by any reason whatsoever which results, or may be expected to result, in repairs on the Vessel which exceed US$1,000,000 (or its equivalent in any other currency);

(ii)	any material safety incidents taking place on board the Vessel;

(iii)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty;

(iv)	any Environmental Claim which is made against the Charterers, an Approved Sub-charterer or an Approved Manager in connection with the Vessel or any Environmental Incident;

(v)	any arrest or detention of the Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire; and

(vi)	any Potential Termination Event or Termination Event,

and will keep the Owners fully up-to-date with all developments and the Charterers will, if so requested by the Owners, provide any such certificate signed by an officer of the Charterers, confirming that there exists no Potential Termination Event or Termination Event;

(i)

they will, and will procure that each other Relevant Person and Non-subsidiary Manager will, as soon as practicable after receiving the request, provide the Owners with any additional financial or other information relating:

(i)	to themselves and/or the Vessel (including, but not limited to the condition and location of the Vessel); or

(ii)	to any other matter relevant to, or to any provision of any Leasing Document to which it is a party,

which may be reasonably requested by the Owners (or their financiers (if any)) at any time;

(j)

without prejudice to Clause 46.1(l)(i)(A), comply, or procure compliance, and will procure that each other Relevant Person will comply or procure compliance, with all laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel’s registry;

(k)	the Vessel shall be classed with the Classification Society and shall be free of all overdue recommendations and requirements;

(l)	they will ensure and procure that:

(i)	the Market Value of the Vessel shall be ascertained from time to time in the following circumstances:

(A)	upon the occurrence of a Termination Event which is continuing, at any time at the request of the Owners; and

(B)

in the absence of a Termination Event which is continuing, at least once every calendar year, with such report to be dated no more than thirty (30) calendar days prior to every anniversary of the Commencement Date occurring within the Charter Period or on such other date as the Owners may request; and

(ii)	the Charterers shall pay the amount of the fees and expenses incurred by the Owners in connection with any matter arising out of this paragraph (l);

(m)

if at any time during the Charter Period, the Outstanding Principal Balance is of an amount which is more than ninety five per cent. (95%) of the Vessel’s Market Value (the “LTV Breach”, and the said difference between ninety five per cent. (95%) of the Market Value and one hundred per cent. (100%) of the Outstanding Principal Balance shall be referred to as the “shortfall” for the purposes of this paragraph), they shall, promptly and in any event no later than the date falling thirty (30) days from the date on which the Owners’ notify the Charterers of such LTV Breach, provide, or ensure that a third party shall provide cash collateral (or such other additional Security Interests which, is acceptable to the Owners and in the opinion of the Owners, has a net realisable value (and the Owners may engage the services of an Approved Valuer at the cost of the Charterers in order to reach such opinion)) at least equal to the shortfall, and is documented with such terms and conditions as the Owners may require;

(n)

they shall comply, shall procure that each other Relevant Person and a Non-subsidiary Manager complies with all laws and regulations in respect of Sanctions, and in particular, they shall effect and maintain a sanctions compliance policy to ensure compliance with all such laws and regulations implemented from time to time;

(o)

the Vessel shall not be employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel shall not be used by or to benefit any party which is a target of Sanctions and/or is a Restricted Person or trade to any area or country or territory where trading the Vessel to such area or country or territory would constitute or reasonably be expected to constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People’s Republic of China, (ii) would result or reasonably be expected to result in any Relevant Person, a Non-subsidiary Manager or the Owners becoming a Restricted Person or (iii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(p)

they shall, and shall procure that each other Relevant Person and a Non-subsidiary Manager shall, and shall use all reasonable endeavours to procure that the Approved Sub-charterer shall, promptly notify the Owners of any non-compliance, by any Relevant Person, the Approved Sub-charterer, any Non-subsidiary Manager or their respective officers, directors, employees, consultants, agents or intermediaries, with all laws and regulations relating to Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws (including but not limited to notifying the Owners in writing immediately upon being aware that any Relevant Person, the Approved Sub-charterer, any Non-Subsidiary Manager or their respective shareholders, directors, officers or employees is a Restricted Person or has otherwise become a target of Sanctions) as well as provide all information (once available) in relation to its business and operations which may be relevant for the purposes of ascertaining whether any of the aforesaid parties are in compliance with such laws;

(q)

they shall, and shall procure that each other Relevant Person shall, and shall use all reasonable endeavours to procure that the Approved Sub-charterer shall, (in each case above, including procuring or as the case may be, using all reasonable endeavours to procure the respective officers, directors, employees, consultants, agents and/or intermediaries of the relevant entity to do the same) shall:

(i)	comply with all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(ii)	maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws; and

(iii)

in respect of the Charterers, not use, or permit or authorize any person to directly or indirectly use, the Purchase Price for any purpose that would breach any Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(r)

in respect of the Charterers, not lend, invest, contribute or otherwise make available the Purchase Price to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(s)

they shall not appoint or permit to be appointed any manager of the Vessel unless it is an Approved Manager appointed on terms acceptable to the Owners and their financiers (if any) and such Approved Manager has (prior to accepting its appointment) entered into a Manager’s Undertaking;

(t)	they shall ensure that all Earnings and any other amounts received by them in connection with the Vessel are paid into the Earnings Account;

(u)	they shall maintain a credit balance of at least $500,000 in the Earnings Account;

(v)

upon request, they will provide or they will procure to be provided to the Owners the report(s) of the survey(s) conducted pursuant to Clause 7 (Surveys on Delivery and Redelivery) of this Charter in form and substance satisfactory to the Owners;

(w)	save with the prior written consent of the Owners, they shall not permit the sub-chartering of the Vessel:

(i)	on a bareboat charter basis; or

(ii)	on a time charter basis for a period exceeding twelve (12) months (taking into account any optional extension period);

(x)

as a condition precedent to the execution of any Approved Sub-charter, the Charterers assign all their rights and interests under such Approved Sub-charter in favour of the Owners (and their financiers (if any)) and shall use their best endeavours to procure such Approved Sub-charterer gives a written acknowledgment of such assignment, in each case, in form and substance acceptable to the Owners and provide such documents as the Owners may reasonably require regarding the due execution of such Approved Sub-charter (and in the case where the Approved Sub-charter is a bareboat charter, such Approved Sub-charterer shall additionally assign all their rights and interests under the Insurances and Requisition Compensation in favour of the Owners (and their financiers (if any)) in form and substance acceptable to the Owners (and their financiers (if any));

(y)

in respect of an Approved Sub-charter which contains an option to extend the charter period, they shall notify the Owners as soon as they become aware that the relevant Approved Sub-charterer does not intend to, or has not by the date falling 20 days prior to the date on which such Approved Sub-charter will expire, exercise the relevant option to extend the same;

(z)

they shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of a Potential Termination Event or Termination Event or which would result in a Potential Termination Event or Termination Event;

(aa)	the Vessel shall be registered under the Flag State at all times;

(bb)

they shall not enter into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which it is or, as the case may be, will be a party; or

(ii)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel; and

(cc)	any transaction entered into with their Affiliates shall be on arm’s length basis and in good faith.

Clause 47 – EARLY PURCHASE OPTION

47.1

The Charterers shall have the option, at any time on or after the Commencement Date to purchase the Vessel on any Payment Date (the “Early Purchase Option Date”) specified in a notice (the “Early Purchase Option Notice”) at the applicable Early Purchase Option Price, subject always to giving the Owners no less than seventy-five (75) days’ prior written notice.

47.2

The Early Purchase Option shall only be exercisable by the Charterers on an Early Purchase Option Date, provided that no Total Loss, Termination Event or Potential Termination Event has occurred and is continuing.

47.3

An Early Purchase Option Notice shall be signed by a duly authorised officer or a director or an attorney of the Charterers and, once delivered to the Owners, is irrevocable and the Charterers shall be bound to pay to the Owners the Early Purchase Option Price on the Early Purchase Option Date.

47.4	Only one Early Purchase Option Notice may be served throughout the duration of the Charter Period.

47.5

Upon the Owners’ receipt in full of the Early Purchase Option Price, the Owners shall transfer the legal and beneficial ownership of the Vessel in accordance with the terms and conditions set out at Clauses 50.1(a) and 50.1(b) to the Charterers or their nominees.

Clause 48 – EXPIRY PURCHASE OBLIGATION

48.1

The Charterers shall be obliged to purchase the Vessel on the last day of the natural expiration of the Charter Period (the “Expiry Purchase Obligation Date”) at the Expiry Purchase Price but they are permitted to notify the Owners if they do not intend to purchase the Vessel by giving the Owners no less than three hundred and sixty five (365) days’ prior irrevocable written notice (the “Expiry Purchase Obligation Notice”) of their intention to not purchase the Vessel.

48.2

If the Charterers fail to serve an Expiry Purchase Obligation Notice on or before the day falling three hundred and sixty five (365) days’ prior to the last day of the Charter Period the Charterers shall be required to purchase the Vessel in accordance with Clause 50 (Sale of the Vessel by Purchase Option of Expiry Purchase Obligation).

48.3	An Expiry Purchase Obligation Notice shall be signed by a director or attorney of the Charterers and, once delivered to the Owners, is irrevocable.

48.4	Only one Expiry Purchase Obligation Notice may be served throughout the duration of the Charter Period.

Clause 49 – [INTENTIONALLY DELETED]

Clause 50 – SALE OF THE VESSEL BY PURCHASE OPTION OR EXPIRY PURCHASE OBLIGATION

50.1

On the Purchase Option Date or the Expiry Purchase Obligation Date, all legal and beneficial interest and title in the Vessel shall be transferred to the Charterers by the Owners upon receipt by the Owners of the Early Purchase Option Price or the Expiry Purchase Price (as the case may be) on an “as is where is” basis and on the following terms and conditions:

(a)

the Charterers expressly agree and acknowledge that no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to under this Clause and irrevocably agree that:

(i)	the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions;

(ii)	no third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby; and

(iii)

notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(b)

the Vessel shall be free from any registered mortgages or any other liens, encumbrances or debts created or permitted to exist by the Owners (save for those mortgages, liens, encumbrances or debts created under the Leasing Documents);

(c)

the Early Purchase Option Price or the Expiry Purchase Price (as the case may be) shall be paid by (or on behalf of) the Charterers to the Owners on the relevant Purchase Option Date (in the case of the Early Purchase Option Price and the Expiry Purchase Price) or the Expiry Purchase Obligation Date (in the case of the Expiry Purchase Price), together with unpaid amounts of Charterhire and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Purchase Option Date or Expiry Purchase Obligation Date (as the case may be) which remain unpaid; and

(d)

upon the Early Purchase Option Price or the Expiry Purchase Price and all other moneys payable under this Charter being fully and irrevocably paid to the Owners on, and in accordance with, the terms set forth in this Charter (except in the case of Total Loss) the Owners agree (at the cost of the Charterers) to enter into:

(i)	a bill of sale; and

(ii)	a protocol of delivery and acceptance,

and the Vessel shall accordingly be deemed delivered to the Charterers on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

Clause 51 – INDEMNITIES

51.1

The Charterers shall pay such amounts to the Owners, on the Owners’ demand, in respect of all documented claims, expenses, liabilities, losses, fees (including, but not limited to, any legal fees or vessel registration and tonnage fees) suffered or incurred by or imposed on the Owners arising directly or indirectly from this Charter and any Leasing Document or in connection with delivery, possession, performance, control, registration, payment of tonnage tax or other registration fees or fees associated with maintaining the relevant registry of the Vessel, repair, survey, insurance, maintenance, manufacture, purchase, ownership and operation of the Vessel by the Owners and the costs related to the prevention or release of liens or detention of or requisition, use, operation or redelivery, repossession, sale or disposal of the Vessel or any part of it, enforcement of the Owners’ rights under any Leasing Document or in connection with, following or resulting from the occurrence of a Termination Event or a Potential Termination Event and whether or not the Vessel is in the possession or the control of the Charterers or otherwise (including without limitation by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel pursuant to Clause 37.3), and whether prior to, during or after termination of the leasing of this Charter and whether or not the Vessel is in the possession or the control of the Charterers or otherwise.

51.2

Without prejudice to its generality, Clause 51.1 covers any documented claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law, any Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws.

51.3

Without prejudice to any right to damages or other claim which the Owners may have at any time against the Charterers, it is hereby agreed that the indemnities of the Owners contained in this Charter shall continue in full force and effect until the expiry of the Charter Period.

51.4

Without prejudice to the above Clause 51.1, if any sum (a “Sum”) due from a Relevant Person under the Leasing Documents, or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against that Relevant Person; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Charterers shall, as an independent obligation, on demand, indemnify the Owners against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between:

(i)	the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and

(ii)	the rate or rates of exchange available to that person at the time of its receipt of that Sum.

51.5

The obligations of the Charterers under Clause 51 (Indemnities) and in respect of any Security Interest created pursuant to the Security Documents will not be affected or discharged by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under Clause 51 (Indemnities) or in respect of any Security Interest created pursuant to the Security Documents (without limitation and whether or not known to it or any Relevant Person) including:

(a)	any time, waiver or consent granted to, or composition with, any Relevant Person or other person;

(b)	the release of any other Relevant Person or any other person under the terms of any composition or arrangement with any creditor of the Guarantor or any of its affiliates;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Relevant Person or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Relevant Person or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Leasing Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Security Document or any other document or security; or

(g)	any insolvency or similar proceedings.

51.6

Notwithstanding anything to the contrary under the Leasing Documents (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or such Leasing Document or termination or cancellation of this Charter or such Leasing Document pursuant to the terms hereof or thereof or termination of this Charter or such Leasing Document by the Owners.

51.7

In consideration of the Charterers requesting the Other Owners to charter the Other Vessels to the Other Charterers under the Other Charters, the Charterers hereby irrevocably and unconditionally undertake to pay immediately on demand (as primary obligor) from the Other Owners (or of them, as the case may be) such amounts in respect of all claims, expenses, liabilities, losses, fees of every kind and nature and all other moneys due, owing and/or payable to the Other Owners under or in connection with the Other Charters, and to indemnify and hold the Other Owners harmless against all such moneys, costs, fees and expenses incurred or suffered or outstanding under the Other Charters.

51.8

All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against the Other Charterers or the Guarantor or any of them shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under the Leasing Documents or by reason of any amount becoming payable, or liability arising, under this Clause:

(a)	to be indemnified by the Other Charterers or the Guarantor or any of them;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, the Other Charterers’ or the Guarantor’s obligations under the Leasing Documents;

(c)

to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Other Charterers or the Guarantor or any of them under the Leasing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Leasing Documents by any of the aforesaid parties;

(d)

to bring legal or other proceedings for an order requiring any of the Other Charterers or the Guarantor or any of them to make any payment, or perform any obligation, in respect of any Leasing Document;

(e)	to exercise any right of set-off against any of the Other Charterers or the Guarantor or any of them; and/or

(f)	to claim or prove as a creditor of any of the Other Charterers or the Guarantor or any of them,

and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners or the Other Owners by the Other Charterers or the Guarantor or any of them under or in connection with the Leasing Documents to be repaid in full on trust for the Owners or the Other Owners and shall promptly pay or transfer the same to the Owners or the Other Owners as may be directed by the Owners.

51.9

The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss reasonably incurred by the Owners (and which is notified to the Charterers) in liquidating or employing deposits from their financiers or third parties to fund the acquisition of the Vessel pursuant to the MOA, on or prior to the Commencement Date.

51.10

Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

Clause 52 – NO SET-OFF OR TAX DEDUCTION

52.1

All payments of Charterhire, the Advance Charterhire or the Early Purchase Option Price or Expiry Purchase Price and any other payment made by the Charterers under a Leasing Document shall be paid punctually:

(a)

without any form of set-off (other than the Advance Charterhire which shall be set-off pursuant to Clause 36.3), cross-claim or condition and in the case of Charterhire or the Advance Charterhire, without previous demand unless otherwise agreed with the Owners; and

(b)	free and clear of any tax deduction or withholding unless required by law.

52.2	Without prejudice to Clause 52.1, if the Charterers are required by law to make a tax deduction from any payment:

(a)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and

(b)

the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

52.3	In this Clause “tax deduction” means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.

Clause 53 – INCREASED COSTS

53.1	This Clause 53 (Increased Costs) applies if the Owners notify the Charterers that they consider that as a result of:

(a)

the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners’ overall net income); or

(b)

complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) has incurred or will incur an increased cost.

53.2	In this Clause 53 (Increased Costs), “increased cost” means, in relation to the Owners:

(a)

an additional or increased cost incurred as a result of, or in connection with, the Owners having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter;

(b)	a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners on their capital;

(c)	an additional or increased cost of funding the acquisition of the Vessel pursuant to the MOA; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter.

53.3

For the purposes of Clause 53.2 the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

53.4

Subject to the terms of Clause 53.1, the Charterers shall pay to the Owners, on the Owners’ demand, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

Clause 54 – CONFIDENTIALITY

54.1

The Parties agree to keep the terms and conditions of this Charter and any other Leasing Documents (the “Confidential Information”) strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)

it is required to be disclosed under the applicable laws of any Relevant Jurisdiction, by a governmental order, decree, regulation or rule, by an order of a court, tribunal or listing exchange of the Relevant Jurisdiction (including but not limited to an order by the US Securities and Exchange Commission or the New York Stock Exchange), provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure;

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;

(d)

to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof), provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(e)	to any of the following persons on a need to know basis:

(i)	a shareholder or an Affiliate of either Party (including the employees, officers and directors thereof);

(ii)	professional advisers retained by a disclosing party; or

(iii)	persons advising on, providing or considering the provision of financing to the disclosing party or an Affiliate,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties; or

(f)	with the prior written consent of all Parties.

Clause 55 – PARTIAL INVALIDITY

If, at any time, any provision of a Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

Clause 56 – SETTLEMENT OR DISCHARGE CONDITIONAL

56.1

Any settlement or discharge under any Leasing Document between the Owners and any Relevant Person or any other person shall be conditional upon no security or payment to the Owners by any Relevant Person or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

56.2

If the Owners consider that an amount paid or discharged by, or on behalf of, a Relevant Person in purported payment or discharge of an obligation of that Relevant Person to the Owners under the Leasing Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Relevant Person or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Leasing Documents.

Clause 57 – CHANGES TO THE PARTIES

57.1	Assignment or transfer by the Charterers

The Charterers shall not assign their rights or transfer by novation any of their rights and obligations under the Leasing Documents except with the prior consent in writing of the Owners (such consent not to be unreasonably withheld if such assignment or transfer is to an Affiliate of the Charterers).

57.2 Transfer by the Owners

(a)

The Owners may transfer by novation (or otherwise) any of their rights and obligations under the Leasing Documents at any time to an Affiliate of the Owners, another lessor or financial institution or trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or to any other party at any time.

(b)

During the Charter Period, any change in the registered ownership of the Vessel (other than pursuant to paragraph (a)) above shall not require the Charterers’ prior approval and notwithstanding such change, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments), and the Charterers hereby agree that they shall be liable to the aforesaid new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered ownership of the Vessel from the Owners to such new owner and shall procure that the Guarantor shall execute a guarantee in favour of the new owners for inter alia, the obligations of the Charterers under this Charter, in substantially in the same form as the Guarantee (or such other form as the Guarantor and the new owners may agree).

57.3

The Charterers agree and undertake to enter into any such usual documents as the Owners shall require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) pursuant to Clause 57.2, at no cost to the Charterers.

Clause 58 – MISCELLANEOUS

58.1

The Charterers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

58.2

No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Charter, save that the Other Owners may rely on the rights conferred on them under Clause 51.7.

58.3

This Charter and each Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

58.4

These additional clauses shall be read together with the BARECON 2001, and shall constitute a single instrument. In the case of any conflict between the provisions of these additional terms and the BARECON 2001, these additional terms shall prevail.

Clause 59 – FATCA

59.1 Defined terms

For the purposes of this Clause 59 (FACTA), the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

“Relevant Party” means any party to a Leasing Document.

59.2	FATCA Information

(a)	Subject to paragraph (c) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)

supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA.

(b)

If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly.

(c)

Nothing in this clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)

If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)

if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the Leasing Documents as if it is a FATCA Non-Exempt Party; and

(ii)

if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Leasing Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

59.3	FATCA Deduction and gross-up by Relevant Party

(a)

If the representation made by the Charterers under Clause 45.1(q) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)

If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)

The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

59.4	FATCA Deduction by Owners

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

59.5	FATCA Mitigation

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 59.3 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

Clause 60 – DEFINITIONS

60.1	In this Charter the following terms shall have the meanings ascribed to them below:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule I (Acceptance Certificate) to be signed by the Charterers at Delivery.

“Account Bank” means Hamburg Commercial Bank AG acting through its office at Hamburg or such bank as the Owners may approve in advance in writing.

“Account Security” means the document creating security over the Earnings Account executed by the Charterers in favour of the Owners, in the agreed form.

“Advance Charterhire” means an amount equal to thirty per cent. (30%) of the Purchase Price.

“Affiliate” means in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the European Union and the People’s Republic of China and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Relevant Person or the Owners; (b) of any jurisdiction in which any Relevant Person or the Owners conduct business; or (c) to which any Relevant Person or the Owners is subjected or subject to.

“Anti-Terrorism Financing Laws” means all applicable anti-terrorism laws, rules, regulations or guidelines of any jurisdiction, including and not limited to the United States of America or the People’s Republic of China which are: (a) issued, administered or enforced by any governmental agency, having jurisdiction over any Relevant Person or the Owners; (b) of any jurisdiction in which any Relevant Person or the Owners conduct business; or (c) to which any Relevant Person or the Owners are subjected or subject to.

“Approved Commercial Manager” means Navios Tankers Management Inc. a corporation incorporated under the laws of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Republic of the Marshall Islands, any other Affiliate of the Guarantor or any other ship management company approved in writing in advance by the Owners.

“Approved Manager” means the Approved Commercial Manager or the Approved Technical Manager.

“Approved Sub-charter” means any charter or employment of the Vessel which has been approved in writing by the Owners pursuant to Clause 46.1(w).

“Approved Sub-charterer” means any sub-charterer (approved by the Owners in writing) to any Approved Sub-charter.

“Approved Technical Manager” means Genel Denizcilik Nakliyati S.A. a corporation incorporated under the laws of Turkey of Buyukdere Caddesi, Yapi Kredi Plaza, A Blok, Kat 12, Levent, Istanbul, 34330, Turkey, Navios Maritime Holdings Inc., any other Affiliate of the Guarantor, a ship management company which is wholly owned by Angeliki Frangou, a ship management company which is a subsidiary of Navios Maritime Holdings Inc. or any other ship management company approved in writing in advance by the Owners.

“Approved Valuer” means Arrow, Fearnleys, Clarksons, Platou, Maersk Brokers, Simpson Spence Young, Howe Robinson, Braemar or any other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

“Breakfunding Costs” means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price does not fall on a Payment Date as a result of or due to the payments made under this Charter by the Charterers.

“Business Day” means a day on which banks are open for business in the principal business centres of Athens, Hamburg, Shanghai, Hong Kong and in respect of a day on which a payment is required to be made or other dealing is due to take place under a Leasing Document in Dollars, also a day on which commercial banks are open in New York City.

“Business Ethics Law” means any laws, regulations and/or other legally binding requirements or determinations in relation to corruption, fraud, collusion, bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any Relevant Person or the Owners or to any jurisdiction where activities are performed and which shall include but not be limited to (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977 and all rules and regulations under each of (i) and (ii).

“Cancelling Date” has the meaning given to that term in the MOA.

“Charterhire” means each of, as the context may require, all of the quarterly instalments of hire payable hereunder comprising in each case:

(a)	a component of Charterhire Principal; and

(b)	a component of Charterhire Interest.

“Charterhire Interest” means, in relation to a Payment Date, the interest component of Charterhire calculated in accordance with Schedule III (Interest Rate) at the applicable Interest Rate for the Term ending on that Payment Date on the Outstanding Principal Balance (as at Delivery Date, in the case of the first Payment Date, and as at the preceding Payment Date, in the case of all other Payment Dates).

“Charterhire Principal” means in relation to each of the 1st to the 20th Payment Date, an amount equal to one twentieth of the difference between (i) the Purchase Price and (ii) the aggregate of the Advance Charterhire and the Expiry Purchase Price.

“Charterhire Principal Balance” means the Charterhire Principal outstanding under this Charter from time to time, as may be reduced by payments by the Charterers to the Owners of Charterhire Principal under this Charter.

“CISADA” means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

“Charter Period” means the period commencing on the Commencement Date and described in Clause 32.2 unless it is either terminated earlier pursuant to the terms of this Charter.

“Classification Society” means Det Norske Veritas or any classification society being a member of the International Association of Classification Societies which is approved by the Owners.

“Commencement Date” means the date on which Delivery takes place.

“Delivery” means the delivery of the legal and beneficial interest in the Vessel from the Owners to the Charterers pursuant to the terms of the MOA.

“Delivery Date” means the date on which Delivery occurs.

“Document of Compliance” has the meaning given to it in the ISM Code.

“Dollars” or “US$” or “$” means the lawful currency for the time being of the United States of America.

“Early Purchase Option” means the early purchase option which the Charterers are entitled to exercise pursuant to Clause 47 (Early Purchase Option).

“Early Purchase Option Date” has the meaning given to that term in Clause 47.1.

“Early Purchase Option Fee” means an amount equal to the Outstanding Principal Balance multiplied by the following percentages pursuant to the table below determined in accordance with the Early Purchase Option Date:

Early Purchase Option Date	Percentage (%)
From (and including) the Commencement Date up to (and including) the first anniversary of the Commencement Date	2.5
From the day immediately following (and including) the first anniversary of the Commencement Date to and including the second anniversary of the Commencement Date	2.0
From the day immediately following (and including) the second anniversary of the Commencement Date to and including the third anniversary of the Commencement Date	1.5
From the day immediately following (and including) the third anniversary of the Commencement Date to and including the fourth anniversary of the Commencement Date	1.0
From the day immediately following (and including) the fourth anniversary of the Commencement Date to and including the last day of the Charter Period	0

“Early Purchase Option Notice” has the meaning given to that term in Clause 47.1.

“Early Purchase Option Price” means, in relation to the Early Purchase Option Date, the aggregate, as at that date, of:

(a)	the Outstanding Principal Balance;

(b)	the Early Purchase Option Fee;

(c)	any accrued but unpaid Charterhire Interest;

(d)	any Breakfunding Costs;

(e)	any legal costs incurred by the Owners in connection with the exercise of the Early Purchase Option under Clause 47 (Early Purchase Option); and

(f)	all other amounts payable under this Charter and the other Leasing Documents together with any applicable interest thereon.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)

all freight, hire and passage moneys, compensation payable in the event of requisition of the Vessel for hire, all moneys which are at any time payable under any Insurances in respect of loss of hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and

(b)

if and whenever the Vessel is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

“Earnings Account” means, an account in the name of the Charterers with the Account Bank into which the Earnings are paid.

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident,

and for this purpose, “claim” means a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within the Vessel or from the Vessel into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or reasonably expected to be potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Relevant Person and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or reasonably expected to be potentially liable to be arrested and/or where any Relevant Person and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Expiry Purchase Obligation” means the option not to acquire the Vessel the Charterers are entitled to exercise pursuant to Clause 48 (Expiry Purchase Obligation).

“Expiry Purchase Obligation Date” has the meaning given to that term in Clause 48.1.

“Expiry Purchase Obligation Notice” has the meaning given to that term in Clause 48.1.

“Expiry Purchase Price” means US$3,340,000.

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)

under a lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)

under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)

under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

“Financial Instruments” means a mortgage, a deed of covenant, a general assignment or such other financial security instruments granted to the Owners’ financiers as security for the obligations of the Owners in relation to the financing of the acquisition of the Vessel.

“Flag State” means the Republic of Malta or any other flag state approved by the Owners in writing.

“General Assignment” means the general assignment executed or to be executed between the Charterers and the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign their rights under the Insurances, Earnings and Requisition Compensation and each Approved Sub-charter in favour of the Owners and in the agreed form.

“Group” means the Guarantor and each of its subsidiaries from time to time.

“Guarantor” means Navios Maritime Acquisition Corporation, a corporation incorporated under the laws of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Republic of the Marshall Islands.

“Guarantee” means a guarantee executed by the Guarantor in favour of the Owners dated on or around the date of this Charter.

“Holding Company” means, in relation to a person, any other person in relation to which it is a subsidiary.

“Initial Market Value” means, in relation to the Vessel, US$18,000,000.

“Insurances” means:

(a)

all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)

all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

“Interest Rate” means, in relation to Charterhire Interest, the rate of interest determined in accordance with Schedule III (Interest Rate) plus the Margin.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

“Leasing Documents” means this Charter, the MOA, the Security Documents and the Trust Deed.

“LIBOR” means, in relation to a Term, the London Interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars commencing on the first day of that Term displayed on page LIBOR 01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, and if such page or service ceases to be available the Owners may specify another page or service displaying the relevant rate on the Quotation Day (if the rate as determined above is less than zero, LIBOR shall be deemed to be zero).

“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$1,000,000 (or its equivalent in any other currency).

“Manager’s Undertaking” means, in relation to an Approved Manager, the letter of undertaking from such Approved Manager, inter alia, subordinating the rights of such Approved Manager against the Vessel and the Charterers to the rights of the Owners and their financiers (if any) in an agreed form.

“Margin” means 3.35% per annum.

“Market Value” means, in relation to the Vessel at any relevant time, the arithmetic mean of two (2) valuations, each prepared by an Approved Valuer (one selected by the Owners and one selected by the Charterers (but both at the cost of the Charterers)):

(a)	on a date no earlier than thirty (30) days previously;

(b)	without physical inspection of the Vessel;

(c)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing and a willing buyer, free of any existing charter or other contract of employment; and

(d)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

“Material Adverse Effect” means, in the opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Charterers, the Shareholder, the Guarantor or the Group taken as a whole; or

(b)	the ability of any Relevant Person to perform its obligations under any Leasing Document to which it is a party; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

“MOA” means the memorandum of agreement entered into by the Charterers as sellers and the Owners as buyers dated on the date of this Charter in relation to the sale and purchase of the Vessel.

“Mortgagee” has the meaning given to that term in Clause 35.2.

“Non-subsidiary Manager” means an Approved Manager which is not an entity within the Group.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Original Financial Statements” means the Guarantor’s audited financial statements for the financial year ended 31 December 2018 and its unaudited consolidated management accounts for the financial year ended 31 December 2018.

“Original Jurisdiction” means, in relation to any Relevant Person, the jurisdiction under whose laws they are respectively incorporated or formed as at the date of this Charter.

“Other Charter” means, in relation to each Other Charterer, the bareboat charterparty entered into between the relevant Other Owner and such Other Charterer in respect of the relevant Other Vessels.

“Other Charterer” means each or, as the context may require, any of Skopelos Shipping Corporation, Ios Shipping Corporation, Iraklia Shipping Corporation, Limnos Shipping Corporation and Thera Shipping Corporation (and “Other Charterers” mean all of them).

“Other Owner” means each or, as the context may require, any of Xiang T103 HK International Ship Lease Co., Limited, Xiang T104 HK International Ship Lease Co., Limited, Xiang T106 HK International Ship Lease Co., Limited, Xiang T107 HK International Ship Lease Co., Limited and Xiang T108 HK International Ship Lease Co., Limited (and “Other Owners” means all of them).

“Other Vessel” means each or, as the context may require, any of m.v.s Nave Ariadne, Nave Cielo, Bougainville, Nave Pyxis, and Nave Atropos (and “Other Vessels” means all of them).

“Outstanding Principal Balance” means the aggregate of:

(a)	the Charterhire Principal Balance; and

(b)	the Expiry Purchase Price.

“Party” means either party to this Charter.

“Payment Date” means each of the twenty (20) dates upon which Charterhire is to be paid by the Charterers to the Owners pursuant to Clause 36 (Charterhire and Advance Charterhire).

“Permitted Security Interests” means:

(a)	Security Interests created by a Leasing Document or a Financial Instrument;

(b)	liens for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;

(c)	liens for salvage;

(d)	liens for master’s disbursements incurred in the ordinary course of trading;

(e)

any other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than 30 days overdue;

(f)

any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owners are prosecuting or defending such action in good faith by appropriate steps; and

(g)

Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made.

“Potential Termination Event” means, an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners and/or the satisfaction of any other condition, would constitute a Termination Event.

“Purchase Option Date” means:

(a)	the Early Purchase Option Date; or

(b)	the Expiry Purchase Date.

“Purchase Price” has the meaning ascribed thereto in the MOA.

“Quotation Day” means in relation to any period for which an Interest Rate is to be determined, 2 Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Owners in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Relevant Interbank Market” means the London interbank market.

“Relevant Person” means:

(a)	the Charterers,

(b)	the Other Charterers,

(c)	the Guarantor,

(d)	the Shareholder;

(e)	any Approved Manager other than a Non-subsidiary Manager; and

(f)	such other party providing security to the Owners for the Charterers’ obligations under this Charter pursuant to a Security Document or otherwise.

“Relevant Jurisdiction” means, in relation to any Relevant Person:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any property owned by it and charged under a Leasing Document is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Leasing Documents entered into by it creating a Security Interest.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”.

“Restricted Countries” means those countries subject to country-wide or territory-wide Sanctions and/or trade embargoes, in particular but not limited to those of OFAC, including at the date of this Charter, but without limitation, Cuba, Crimea, Iran, North Korea, Sudan, Syria and any additional countries based on respective country-wide or territory-wide Sanctions being imposed by OFAC or any of the regulative bodies referred to in the definition of Restricted Persons.

“Restricted Person” means a person, entity or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, Switzerland, the United States, OFAC, the United Nations, the United Kingdom, Her Majesty’s Treasury and the Foreign and Commonwealth Office of the United Kingdom, the People’s Republic of China and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law or regulation of the United Kingdom, the United States of America (including, without limitation, CISADA and OFAC), the People’s Republic of China or the Council of the European Union.

“Security Documents” means the Guarantee, the Account Security, the General Assignment, the Shares Security, the Manager’s Undertaking and any other security documents granted as security for the obligations of the Charterers under or in connection with this Charter.

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating), pledge or assignment, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; or

(c)

any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Shareholder” means Navios Maritime Midstream Operating LLC, a limited liability company formed and existing under the laws of the Republic of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Republic of Marshall Islands.

“Shares Security” means the shares security over the shares in the Charterers to be executed by the Shareholder in favour of the Owners on or around the date of this Charter.

“Term” means, in relation to the definitions of “Charterhire Principal” and “Charterhire

Interest”, a period of three (3) month’s duration, provided that:

(a)	the first period shall commence on the Commencement Date;

(b)	each subsequent period shall commence on the last day of the preceding period;

(c)

any period which would otherwise end on a non-Business Day shall instead end on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day;

(d)

if any period commences on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month falling three (3) months thereafter, as the case may be, that period shall, subject to paragraphs (c), (e) and (f), end on the last Business Day of such later calendar month;

(e)	any period which would otherwise overrun a Payment Date shall instead end on that Payment Date; and

(f)	any period which would otherwise extend beyond the Charter Period shall instead end on the last day of the Charter Period.

“Termination Date” has the meaning given to that term in Clause 44.2.

“Termination Event” means any event described in Clause 44 (Termination Events).

“Termination Purchase Price” means, in respect of any date, the aggregate, as at such date, of:

(a)	the Outstanding Principal Balance;

(b)	any Early Purchase Option Fee;

(c)	any accrued but unpaid Charterhire Interest;

(d)	any Breakfunding Costs;

(e)

any costs incurred and expenses incurred by the Owners (and their financiers (if any)) in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;

(f)	any legal costs incurred by the Owners in connection with the termination of this Charter under Clause 44 (Termination Events); and

(g)	all other outstanding amounts payable under this Charter together with any applicable interest thereon.

“Total Loss” means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Vessel;

(b)

any expropriation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; or

(c)

any arrest, capture, seizure or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (b) of this definition) unless it is redelivered within thirty (30) days to the full control of the Owners or the Charterers.

“Trust Deed” means a trust deed dated on or around the date of this Charter entered into between the Owners, the Other Owners, the Charterers, the Other Charterers, the Shareholder and Navios Tankers Management Inc. which, inter alia, sets out the obligations of the Owners in respect of holding on trust all moneys or other assets received or recovered by or on behalf of the Owners and the Other Owners by virtue of any Security Interest or other rights granted to the Owners under or by virtue of the Security Documents.

“Upfront Fee” shall have the meaning given to such term in Clause 41.1.

“US Tax Obligor” means (a) a person which is resident for tax purposes in the United States of America or (b) a person some or all of whose payments under the Leasing Documents are from sources within the United States for United States federal income tax purposes.

“Vessel” means the MR2 tanker named m.v. “NAVE EQUATOR” with IMO No. 9399923 and which is to be registered under the name of the Owners under the flag of the Republic of Malta upon Delivery.

60.2	In this Charter:

“Approved Manager”, “Approved Sub-charterer”, “Charterers”, “Other Charterers”, “Other Owners”, “Owners”, “Relevant Person”, “Shareholder” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Leasing Documents;

“agreed form” means, in relation to a document, such document in a form agreed in writing by the Owners;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“continuing” means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners in writing and in relation to any Potential Termination Event, a Potential Termination Event which has not been waived by the Owners in writing;

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, more than 51 per cent, of the maximum number of votes that might be cast at a general meeting of such company; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or

(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

“document” includes a deed; also a letter, fax or telex;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 60.3;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs including pollution risks, freight, demurrage and defence cover, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 60.4; and

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

60.3	Meaning of “month”

A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)

on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)

on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

60.4	Meaning of “subsidiary”.

A company (S) is a subsidiary of another company (P) if a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P.

A company (S) is a subsidiary of another company (U) if S is a subsidiary of P and P is in turn a subsidiary of U.

60.5	In this Charter:

(a)

references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise; and

(d)	words denoting the singular number shall include the plural and vice versa.

60.6	Headings

In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub-clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

EXECUTION PAGE
OWNERS
SIGNED )
by FANG Xiuzhi )
as an attorney-in-fact )
for and on behalf of )
XIANG T105 HK INTERNATIONAL SHIP LEASE CO., LIMITED )
in the presence of: )
Witness’ signature: )
Witness’ name: WANG Ying )
Witness’ address: 28F, 333 Lujiiazui Ring Road, Shanghai )
CHARTERERS
SIGNED )
by )
as an attorney-in-fact )
for and on behalf of )
ANTIKITHIRA SHIPPING CORPORATION )
in the presence of: )
Witness’ signature: )
Witness’ name: )
Witness’ address: )
63

EXECUTION PAGE
OWNERS
SIGNED )
by )
as an attorney-in-fact )
for and on behalf of )
XIANG T105 HK INTERNATIONAL SHIP LEASE CO., LIMITED )
in the presence of: )
Witness’ signature: )
Witness’ name: )
Witness’ address: )
CHARTERERS
SIGNED STRATIGOULA SAKELLARIOU )
by )
as an attorney-in-fact )
for and on behalf of )
ANTIKITHIRA SHIPPING CORPORATION )
in the presence of: )
Witness’ signature: )
Witness’ name: MARIA FIFNI KOSSYFA )
Witness’ address: WATSON FARLEY & WILLIAMS 348 SYNGROU AVENUE KALLITHEA 176 74 ATHENS GREECE )

MEMORANDUM OF AGREEMENT
Norwegian Shipbrokers’ Association’s
Memorandum of Agreement for sale and
purchase of ships. Adopted by BIMCO in 1956.
Code-name
SALEFORM 2012
Revised 1966, 1983 and 1986/87, 1993 and 2012
Dated: 16 October 2019 1
Antikithira Shipping Corporation, a corporation incorporated and existing under the laws of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, the Republic of the Marshall Islands(Name of sellers), hereinafter called the “Sellers”, have agreed to sell, and 2
Xiang T105 HK International Ship Lease Co., Limited, a company incorporated and existing under the laws of Hong Kong having its registered office at 1/F Far East Consortium Bldg 121 Des Voeux Rd Central, Hong Kong (Name of buyers), hereinafter called the “Buyers”, have agreed to buy: 3
Name of vessel: Nave Equator 4
IMO Number: 939923 5
Classification Society: Det Norske Veritas 6
Class Notation: +1A1 Tanker for chemicals and oil BIS BWM(T) E0 ESP NAUTICUS(Newbuilding) SPMTMON VCS(2)7
Year of Build: 2009 Builder/Yard: SPP SHIPBUILDING CO LTD 8
Flag: Malta Place of Registration: Malta GT/NT: 30,100/13,312 9
hereinafter called the “Vessel”, on the following terms and conditions: 10
Definitions – see also Clause 31 (Definitions) 11
“Agreement” means this memorandum of agreement which shall for the avoidance of doubt, include the rider provisions from Clauses 19 (Payment of Purchase Price) to 31 (Definitions).
“Banking Days” are days on which banks are open both in the country of the currency stipulated for 12 the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 13
(Documentation) and ______ (add additional jurisdictions as appropriate). 14
“Buyers’ Nominated Flag State” means Malta (state flag state).15
“Class” means the class notation referred to above. 16
“Classification Society” means the classification Ssociety referred to above in Line 6. 17
“Deposit” shall have the meaning given in Clause 2 (Deposit) 18
“Deposit Holder” means ______ (state name and location of Deposit Holder) or, if left blank, the 19
Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. 20
“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a 21 registered letter, e-mail or telefax. 22
“Parties” means the Sellers and the Buyers. 23
“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price). 24
“Sellers’ Account” means ______ (state details of bank account) at the Sellers’ Bank. 25
“Sellers’ Bank” means ______ (state name of bank, branch and details) or, if left blank, the bank 26 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 27
1. Purchase Price 28
See Clause 19 (Payment of Purchase Price) The Purchase Price is ______ (state currency and amount both in words and figures).
29
2. Deposit 30
As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of 31
% (______per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the 32
“Deposit”) in an interest bearing account for the Parties with the Deposit Holder within three (3) 33
Banking Days after the date that: 34
(i) this Agreement has been signed by the Parties and exchanged in original or by 35
e-mail or telefax; and 36
This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
Copyright: Norwegian Shipbrokers’ Association, Oslo.
Published by Norwegian Shipbrokers’ Association, Oslo and BIMCO, Copenhagen
Printed by BIMCO’s idea
Explanatory Notes for SALEFORM 2012 are available from BIMCO at www.bimco.org

(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been 37 opened. 38
The Deposit shall be released in accordance with joint written instructions of the Parties. 39
Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the 40
Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder 41 all necessary documentation to open and maintain the account without delay. 42
3. Payment 43
See Clause 19 (Payment of Purchase Price) On delivery of the Vessel, but not later than three (3)
Banking Days after the date that Notice of
44
Readiness has been given in accordance with Clause 5 (Time and place of delivery and 45 notices): 46
(i) the Deposit shall be released to the Sellers; and 47
(ii) the balance of the Purchase Price and all other sums payable on delivery by the Buyers 48 to the Sellers under this Agreement shall be paid in full free of bank charges to the 49
Sellers’ Account. 50
4. Inspection 51
(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers 52 have also inspected the Vessel at/in ______ (state place) on ______ (state date) and have 53 accepted the Vessel following this inspection and the sale is outright and definite, subject only 54 to the terms and conditions of this Agreement. 55
(b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare 56 whether same are accepted or not within ______ (state date/period). 57
The Sellers shall make the Vessel available for inspection at/in ______ (state place/range) within 58
(state date/period). 59
The Buyers shall undertake the inspection without undue delay to the Vessel. Should the 60
Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. 61
The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. 62
During the inspection, the Vessel’s deck and engine log books shall be made available for 63 examination by the Buyers. 64
The sale shall become outright and definite, subject only to the terms and conditions of this 65
Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from 66 the Buyers within seventy-two (72) hours after completion of such inspection or after the 67 date/last day of the period stated in Line 59, whichever is earlier. 68
Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of 69 the Vessel’s classification records and/or of the Vessel not be received by the Sellers as 70 aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the 71
Buyers, whereafter this Agreement shall be null and void. 72
*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, 73 alternative 4(a) shall apply. 74
5. Time and place of delivery and notices 75
(a) The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or 76 anchorage at/in ______ (state place/range) in the Sellers’ option international waters or otherwise a safe and accessible berth or anchorage at any such place as the Buyers and the Sellers may agree but subject to the Buyers’ approval and subject further to the delivery of the Vessel in such place not causing the Buyer to incur additional tax liabilities to those that the Buyers would have incurred had the sale been completed in international waters.

Notice of Readiness shall not be tendered before: ______(date) 78
Cancelling Date (see Clauses 5(c), 6 (a)(i), 6 (a) (iii) and 14): 31 December 2019 79
(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 80 provide the Buyers with at least twenty (20), ten (10), five (5) and three (3) ten (10) Business Ddays’
prior written notice (or such shorter period as the Buyers may agree) of the date the

Sellers intend to tender Notice of Readiness and of the intended place of delivery. 82
When the Vessel is, on a day being a Business Day, at the place of delivery and physically ready for delivery in accordance with 83
This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
2

this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 84
(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 85
Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing 86 stating the date when they anticipate that the Vessel will be ready for delivery and proposing a 87 new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of 88 either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) 89
Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. 90
If the Buyers have not declared their option within three (3) Banking Days of receipt of the 91
Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ 92 notification shall be deemed to be the new Cancelling Date and shall be substituted for the 93
Cancelling Date stipulated in line 79. 94
If this Agreement is maintained with the new Cancelling Date all other terms and conditions 95 hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full 96 force and effect. 97
(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely 98 without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’ 99
Default) for the Vessel not being ready by the original Cancelling Date. 100
(e) Should the Vessel become a an actual, constructive or compromised tTotal lLoss before delivery 101 the Deposit together with interest earned, if any, shall be released immediately to the Buyers 102 whereafter this Agreement shall be null and void terminate (provided that any provision hereof expressed to survive such termination shall do so in accordance with its terms).

6. Divers Inspection / Drydocking 104
(a)* 105
(i) The Buyers shall have the option at their cost and expense to arrange for an underwater 106 inspection by a diver approved by the Classification Society prior to the delivery of the 107
Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended 108 date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this 109
Agreement. The Sellers shall at their cost and expense make the Vessel available for 110 such inspection. This inspection shall be carried out without undue delay and in the 111 presence of a Classification Society surveyor arranged for by the Sellers and paid for by 112 the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s 113 inspection as observer(s) only without interfering with the work or decisions of the 114
Classification Society surveyor. The extent of the inspection and the conditions under 115 which it is performed shall be to the satisfaction of the Classification Society. If the 116 conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at 117 their cost and expense make the Vessel available at a suitable alternative place near to 118 the delivery port, in which event the Cancelling Date shall be extended by the additional 119 time required for such positioning and the subsequent re-positioning. The Sellers may 120 not tender Notice of Readiness prior to completion of the underwater inspection. 121
(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are 122 found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless 123 repairs can be carried out afloat to the satisfaction of the Classification Society, the 124
Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by 125 the Classification Society of the Vessel’s underwater parts below the deepest load line, 126 the extent of the inspection being in accordance with the Classification Society’s rules (2) 127 such defects shall be made good by the Sellers at their cost and expense to the 128 satisfaction of the Classification Society without condition/recommendation** and (3) the 129
Sellers shall pay for the underwater inspection and the Classification Society’s 130 attendance. 131
Notwithstanding anything to the contrary in this Agreement, if the Classification Society 132 do not require the aforementioned defects to be rectified before the next class 133 drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects 134 against a deduction from the Purchase Price of the estimated direct cost (of labour and 135 materials) of carrying out the repairs to the satisfaction of the Classification Society, 136 whereafter the Buyers shall have no further rights whatsoever in respect of the defects 137 and/or repairs. The estimated direct cost of the repairs shall be the average of quotes 138 for the repair work obtained from two reputable independent shipyards at or in the 139 vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) 140
Banking Days from the date of the imposition of the condition/recommendation, unless 141 the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within 142 the stipulated time then the quote duly obtained by the other Party shall be the sole basis 143 for the estimate of the direct repair costs. The Sellers may not tender Notice of 144
This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
3

Readiness prior to such estimate having been established. 145
(iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking 146 facilities are available at the port of delivery, the Sellers shall take the Vessel to a port 147 where suitable drydocking facilities are available, whether within or outside the delivery 148 range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the 149
Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose 150 of this Clause, become the new port of delivery. In such event the Cancelling Date shall 151 be extended by the additional time required for the drydocking and extra steaming, but 152 limited to a maximum of fourteen (14) days. 153
(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the 154
Classification Society of the Vessel’s underwater parts below the deepest load line, the extent 155 of the inspection being in accordance with the Classification Society’s rules. If the rudder, 156 propeller, bottom or other underwater parts below the deepest load line are found broken, 157 damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the 158
Sellers’ cost and expense to the satisfaction of the Classification Society without 159 condition/recommendation**. In such event the Sellers are also to pay for the costs and 160 expenses in connection with putting the Vessel in and taking her out of drydock, including the 161 drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs 162 and expenses if parts of the tailshaft system are condemned or found defective or broken so as 163 to affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs and 164 expenses, dues and fees. 165
(c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above: 166
(i) The Classification Society may require survey of the tailshaft system, the extent of the 167 survey being to the satisfaction of the Classification surveyor. If such survey is 168 not required by the Classification Society, the Buyers shall have the option to require the 169 tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey 170 being in accordance with the Classification Society’s rules for tailshaft survey and 171 consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare 172 whether they require the tailshaft to be drawn and surveyed not later than by the 173 completion of the inspection by the Classification Society. The drawing and refitting of 174 the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be 175 condemned or found defective so as to affect the Vessel’s class, those parts shall be 176 renewed or made good at the Sellers’ cost and expense to the satisfaction of 177
Classification Society without condition/recommendation**. 178
(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by 179 the Buyers unless the Classification Society requires such survey to be carried out or if 180 parts of the system are condemned or found defective or broken so as to affect the 181
Vessel’s class, in which case the Sellers shall pay these costs and expenses. 182
(iii) The Buyers’ representative(s) shall have the right to be present in the drydock, as 183 observer(s) only without interfering with the work or decisions of the Classification 184
Society surveyor. 185
(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned

and painted at their risk, cost and expense without interfering with the Sellers’ or the 187
Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely 188 delivery. If, however, the Buyers’ work in drydock is still in progress when the 189
Sellers have completed the work which the Sellers are required to do, the additional 190 docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and 191 expense. In the event that the Buyers’ work requires such additional time, the Sellers 192 may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst 193 the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be 194 obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in 195 drydock or not. 196
*6 (a) and 6 (b) are alternatives; delete whichever is not applicable. In the absence of deletions, 197 alternative 6 (a) shall apply. 198
**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification 199
Society without condition/recommendation are not to be taken into account. 200
7. Spares, bunkers and other items 201
The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board 202 and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or 203
This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
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spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection delivery 204 used or unused, whether on board or not shall become the Buyers’ property, but spares on 205 order are excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers 206 are not required to replace spare parts including spare tail-end shaft(s) and spare 207 propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to 208 delivery, but the replaced items shall be the property of the Buyers. Unused stores and 209 provisions shall be included in the sale and be taken over by the Buyers without extra payment. 210
Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s 211 personal belongings including the slop chest are excluded from the sale without compensation, 212 as well as the following additional items: ______(include list) 213
Items on board which are on hire or owned by third parties, listed as follows, are excluded from 214 the sale without compensation: ______(include list) 215
Items on board at the time of inspection which are on hire or owned by third parties, not listed 216 above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense. 217
The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and 218 greases in storage tanks and unopened drums at no extra cost. and pay either: 219
(a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 220
(b) *the current net market price (excluding barging expenses) at the port and date of delivery 221 of the Vessel or, if unavailable, at the nearest bunkering port, 222 for the quantities taken over. 223
Payment under this Clause shall be made at the same time and place and in the same 224 currency as the Purchase Price. 225
“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) 226
(Inspection), if applicable. If the Vessel is taken over without inspection, the date of this 227
Agreement shall be the relevant date. 228
*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions 229 alternative (a) shall apply. 230
8. Documentation 231
The place of closing: Piraeus or any other place to be agreed between the Buyers and the Sellers 232
(a) In exchange for pPayment of the Purchase Price shall be conditional on the provision by the
Sellers of the the Sellers shall provide the Buyers with the following delivery documents: 234
(i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, 235 transferring title of the Vessel and stating that the Vessel is free from all mortgages, 236 encumbrances and maritime liens (whether maritime or otherwise) or any other debts whatsoever, duly notarially attested

and legalised or apostilled, as required by the Buyers’ Nominated Flag State; 238
(ii) Evidence that all necessary corporate, shareholder and other action has been taken by 239 the Sellers to authorise the execution, delivery and performance of this Agreement; 240
(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf 241 of the Sellers in the performance of this Agreement, duly notarially attested and legalised 242 or apostilled (as appropriate); 243
(iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state 244 on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the 245
Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by 246 such authority to the closing meeting with the original to be sent to the Buyers as soon as 247 possible after delivery of the Vessel; 248
(v) Declaration of Class or (depending on the Classification Society) a Class Maintenance 249
Certificate issued within three (3) BusinessBanking Days prior to delivery confirming that the 250
Vessel is in Class free of condition/recommendation; 251
(vi) Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of 252 deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that 253 the registry does not as a matter of practice issue such documentation immediately, a 254 written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith 255 and provide a certificate or other official evidence of deletion to the Buyers promptly and 256
This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
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latest within four (4) weeks after the Purchase Price has been paid and the Vessel has 257 been delivered; 258
(vii) A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the 259
Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry 260 does not as a matter of practice issue such certificate immediately, a written undertaking 261 from the Sellers to provide the copy of this certificate promptly upon it being issued 262 together with evidence of submission by the Sellers of a duly executed Form 2 stating 263 the date on which the Vessel shall cease to be registered with the Vessel’s registry; 264
(viii) Commercial Invoice for the Vessel; 265
(ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases; 266
(x) A copy of the Sellers’ letter to their satellite communication provider cancelling the 267
Vessel’s communications contract which is to be sent immediately after delivery of the 268
Vessel; 269
(xivii) Any additional documents as may reasonably be required by the competent authorities of 270 the Buyers’ Nominated Flag State for the purpose of registering the Vessel, each in a form acceptable to the Buyers’ Nominated Flag State, duly notarially attested and legalised or apostilled (if required) provided the

Buyers notify the Sellers of any such documents as soon as possible after the date of 272 this Agreement; and 273
(xiiviii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not 274 black listed by any nation or international organisation.
See also Clause 20 (Further Conditions Precedent).

(b) At the time of delivery the Buyers shall provide the Sellers with: 276
(i) Evidence that all necessary corporate, shareholder and other action has been taken by 277 the Buyers to authorise the execution, delivery and performance of this Agreement; and 278
(ii) Power of Attorney of the Buyers (if any) appointing one or more representatives to act on behalf

of the Buyers in the performance of this Agreement., duly notarially attested and legalised 280 or apostilled (as appropriate). 281
(c) If any of the documents listed in Sub-clauses (a) and (b) above are not in the English 282 language they shall be accompanied by an English translation by an authorised translator or 283 certified by a lawyer qualified to practice in the country of the translated language. 284
(d) The Parties shall to the extent possible exchange copies, drafts or samples of the 285 documents listed in Sub-clause (a) and Sub-clause (b) above for review and comment by the 286 other party not later than 3 Business Days (or such shorter period as the Buyers may agree) prior to the Scheduled Delivery Date (state number of days), or if left blank, nine (9) days prior to the

Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to 288
Clause 5(b) of this Agreement. 289
(e) On delivery, Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b)
above,

the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, 291 drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other 292 certificates which are on board the Vessel shall also be handed over to the Buyers unless 293 the Sellers are required to retain same, in which case the Buyers have the right to take copies. 294
(f) Other technical documentation which may be in the Sellers’ possession shall promptly after 295 delivery be forwarded to the Buyers at their Sellers’ expense, if they so request. The Sellers may keep 296 the Vessel’s log books but the Buyers have the right to take copies of same. 297
(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance 298 confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 299
9. Encumbrances 300
The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than the
Bareboat Charter and any Approved Sub-charter),

encumbrances, mortgages and maritime liens (whether maritime or otherwise) or any other debts whatsoever, and is not subject

to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the 303
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any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
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Buyers against all consequences of claims made against the Vessel which have been incurred 304 prior to the time of delivery. 305
10. Taxes, fees and expenses 306
Any taxes, fees and expenses in connection with the purchase of the Vessel and registration in the
Buyers’

Nominated Flag State shall be for the Buyers’ account, whereas similar chargesand in connection 308 with the closing of the Sellers’ register shall be for the Sellers’ account. 309
11. Condition on delivery 310
The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 311 delivered to the Buyers, but subject pursuant to the terms and conditions of this Agreement she shall be 312 delivered and taken over as she was at the time of inspection, fair wear and tear excepted. 313
However, the Vessel shall be delivered free of cargo and free of stowaways with her Class 314 maintained without free from all overdue condition/recommendation*, free of average damage affecting the Vessel’s

class, and with her classification certificates and national certificates, as well as all other 316 certificates the Vessel had at the time of inspectiondelivery, valid and unextended without 317 condition/recommendation* by the Classification Society or the relevant authorities at the time 318 of delivery. 319
“inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 320
4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this 321
Agreement shall be the relevant date. 322
*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification 323
Society without condition/recommendation are not to be taken into account. 324
12. Name/markings 325
Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel 326 markings. 327
13. Buyers’ default 328
Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the 329 right to cancel this Agreement, and they shall be entitled to claim compensation for their losses 330 and for all expenses incurred together with interest. 331
Should the Purchase Price not be paid in accordance with Clause 3 (Payment) this Agreement (in the absence of a Termination Event and further provided that such failure to pay the Purchase Price is not caused by the Sellers’ action or omission under the Bareboat Charter), the Sellers have the right to cancel this Agreement, in which case it shall terminate whereupon all the Buyers’
liabilities hereunder shall be exstinguished. the Deposit together with interest earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the 334
Sellers shall be entitled to claim further compensation for their losses and for all expenses 335 incurred together with interest. 336
14. Sellers’ default 337
Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be 338 ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the 339 option of cancelling this Agreement. If after Notice of Readiness has been given but before 340 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 341 made physically ready again by the Cancelling Date and new Notice of Readiness given, the 342
Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this 343
Agreement, the Deposit together with interest earned, if any, shall be released to them 344 immediately. 345
Without prejudice to any of the rights the Buyers may have under the Leasing Documents, at law or otherwise, Sshould the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to

validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers 347 for their loss and for all expenses together with interest if their failure is due to proven

negligence and whether or not the Buyers cancel this Agreement. 349
15. Buyers’ representatives 350
After this Agreement has been signed by the Parties and the Deposit has been lodged, the 351
Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and 352 expense. 353
This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
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These representatives are on board for the purpose of familiarisation and in the capacity of 354 observers only, and they shall not interfere in any respect with the operation of the Vessel. The 355
Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of 356 indemnity prior to their embarkation. 357
16. Law and Arbitration See Clause 30 (Governing Law and Enforcement) 358
(a) *This Agreement shall be governed by and construed in accordance with English law and 359 any dispute arising out of or in connection with this Agreement shall be referred to arbitration in 360
London in accordance with the Arbitration Act 1996 or any statutory modification or re- 361 enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 362
The arbitration shall be conducted in accordance with the London Maritime Arbitrators 363
Association (LMAA) Terms current at the time when the arbitration proceedings are 364 commenced. 365
The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall 366 appoint its arbitrator and send notice of such appointment in writing to the other party requiring 367 the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and 368 stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own 369 arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the 370 other party does not appoint its own arbitrator and give notice that it has done so within the 371 fourteen (14) days specified, the party referring a dispute to arbitration may, without the 372 requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator 373 and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on 374 both Parties as if the sole arbitrator had been appointed by agreement. 375
In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378
(b) *This Agreement shall be governed by and construed in accordance with Title 9 of the 379
United States Code and the substantive law (not including the choice of law rules) of the State 380 of New York and any dispute arising out of or in connection with this Agreement shall be 381 referred to three (3) persons at New York, one to be appointed by each of the parties hereto, 382 and the third by the two so chosen; their decision or that of any two of them shall be final, and 383 for the purposes of enforcing any award, judgment may be entered on an award by any court of 384 competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the 385
Society of Maritime Arbitrators, Inc. 386
In cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the 387 arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the 388
Society of Maritime Arbitrators, Inc. 389
(c) This Agreement shall be governed by and construed in accordance with the laws of ______ 390
(state place) and any dispute arising out of or in connection with this Agreement shall be 391 referred to arbitration at ______ (state place), subject to the procedures applicable there. 392
*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394
17. Notices See Clause 26 (Notices) 395
All notices to be provided under this Agreement shall be in writing. 396
Contact details for recipients of notices are as follows: 397
For the Buyers: ______ 398
For the Sellers: ______ 399
18. Entire Agreement 400
The written terms of this Agreement (together with the other Leasing Documents) comprise the entire agreement between the Buyers and

the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403
Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406
Any terms implied into this Agreement by any applicable statute or law are hereby excluded to 407 the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude 408
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any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
8

any liability for fraud. 409
For and on behalf of the Sellers
Name: STRATIGOULA SAKELLARIOU
Title: attorney-in-fact
For and on behalf of the Buyers
Name:
Title:
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any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
9

any liability for fraud. 409
For and on behalf of the Sellers
Name:
Title:
For and on behalf of the Buyers
Name: FANG Xiuzhi
Title: Director
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any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
9

EXECUTION VERSION
ADDITIONAL CLAUSES TO MEMORANDUM OF AGREEMENT
DATED 16 October 2019
CLAUSE 19 PAYMENT OF PURCHASE PRICE
(a) Subject to the provisions of this Agreement:
(i) the Sellers shall sell and transfer all rights, title and interest in the Vessel absolutely, with full title guarantee, to the Buyers on the Delivery Date; and
(ii) the Buyers shall pay the Purchase Price into the account designated by the Sellers in the Payment Notice on the Remittance Date for the purchase of the Vessel from the Sellers upon the terms and conditions set out herein, provided that the
Purchase Price shall be set off against the Sellers’ obligation to pay the Advance
Charterhire and the Upfront Fee under the Bareboat Charter, such that the Buyers shall only be required to remit an amount equivalent to the Purchase Price (less the Advance Charterhire and the Upfront Fee) to the account designated by the
Sellers in the Payment Notice for the purchase by the Sellers of the Vessel hereunder. Such remittance by the Buyers to account designated by the Sellers in the Payment Notice and in accordance with this Clause shall constitute full payment of the Purchase Price by the Buyers to the Sellers.
(b) The Sellers hereby acknowledge that the Buyers are relying on the Sellers in all respects to check all matters concerning the Vessel, its safety, condition, quality and to ensure that the Vessel is fit for purpose.
(c) The Sellers may issue a Payment Notice (which shall be irrevocable once issued unless otherwise agreed by the Buyers) to the Buyers whereupon the Buyers are required to remit an amount equal to the Purchase Price (less the Advance Charterhire and the
Upfront Fee) into the account designated by the Sellers in the Payment Notice on the
Remittance Date provided that:
(i) Delivery takes place on or before the Cancelling Date;
(ii) the Remittance Date falls within the Availability Period and no earlier than ten
(10) Business Days (or such shorter period as agreed between the Buyers and the
Sellers) after the date the Payment Notice is issued;
(iii) no Potential Termination Event or Termination Event has occurred and is continuing on the Remittance Date and on the Delivery Date;
(iv) the conditions precedent set out in Clause 20 (Further conditions precedent) are fulfilled to the satisfaction of the Buyers on or before 9 am (Shanghai time) one
(1) Business Day prior to the Remittance Date; and
(v) the conditions precedent set out in Part B Schedule II of the Bareboat Charter are
fulfilled to the satisfaction of the Buyers (in their capacity as Owners under the
Bareboat Charter) on or before 9 am (Shanghai time) one (1) Business Day prior to the Remittance Date.
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CLAUSE 20 FURTHER CONDITIONS PRECEDENT
The conditions precedent referred to in Clause 19(c)(iv) are:
(a) the items listed in Clause 8(a)(i) to (viii) of this Agreement;
(b) such other documents as the Buyers may reasonably notify the Sellers as being necessary in relation to the Vessel and/or its status (including without limitation, such confirmation of no liens and/or indemnity thereto which the Buyers may require the Sellers to provide or procure in respect of the Vessel);
(c) a certificate of an authorized signatory of the Sellers certifying that each copy document provided by Sellers to Buyers pursuant to this Agreement is correct, complete and in full force and effect as at a date no earlier than the date of the Payment Notice; and
(d) the Buyers being satisfied that the conditions precedent set out in part A of schedule II of the Bareboat Charter have been fulfilled on or before 9 am (Shanghai time) one (1)
Business Day prior to the Remittance Date.
CLAUSE 21 FURTHER REPRESENTATION AND WARRANTIES OF SELLERS
(a) In addition to the warranty provided by the Sellers under Clause 9 (Encumbrances), the
Sellers represent and warrant to the Buyers that:
(i) they are duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation;
(ii) they have the requisite power and authority to enter into and perform this
Agreement and this Agreement constitutes their valid, legal and binding obligations in accordance with its terms;
(iii) the execution and performance by them of this Agreement will not breach or constitute a default under their constitutional documents (including their memorandum and articles of association) or any agreement, instrument, order, judgment or other restriction which binds the Sellers;
(iv) they have good and marketable title to the Vessel and are the sole legal and beneficial owner of the Vessel;
(v) the Vessel is:
(A) in a good and safe condition and state of repair consistent with first class ship ownership and management practice;
(B) is classed with the Classification Society at the highest classification available for vessels of its type and is free of all overdue recommendations or conditions; and
(C) has her survey cycles up-to-date and all trading and class certificates valid for at least three (3) months;
2

(vi) the Vessel is free from all Security Interests and they have not agreed to create any Security Interest over the Vessel (or any part of it) other than in favour of the
Buyers (in their capacity as owners) under a Leasing Document;
(vii) the Vessel is free of all charters (other than the Bareboat Charter and any
Approved Sub-charter);
(viii) they:
(A) are not a Restricted Person;
(B) are not owned or controlled by or acting directly on behalf of or for the benefit of, a Restricted Person; and
(C) do not own or control a Restricted Person;
(ix) neither they nor any of their directors, officers or employees or any person acting on their behalf have received notice or are aware of any claim, action, suit, proceeding or investigation against them with respect to Sanctions; and
(x) to the best of their knowledge and belief (after making due and careful enquiries), no proceeds of the Purchase Price shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.
(b) Each of the representations and warranties made by the Sellers under this Clause 21
(Further Representations and Warranties of Sellers) shall be deemed to be made and repeated on the date of this Agreement and each day thereafter up to and on the Delivery
Date, with reference to the facts and circumstances then existing on such date.
CLAUSE 22 ACCESS TO INFORMATION AND INSPECTION
The Buyers shall be entitled to request such information that they may reasonably require in relation to the Vessel and copies of the documentation held by the Sellers relating to the Vessel, and all such information and documentation shall be delivered promptly by the Sellers to the
Buyers, upon the Buyers’ request.
CLAUSE 23 BUYERS’ FURTHER RIGHTS ON TERMINATION
If a Termination Event occurs prior to Delivery, the Buyers shall have the right (in their absolute discretion) to terminate this Agreement immediately by written notice to the Sellers and such termination shall become effective on the date of such written notification (or such other date as the Buyers may specify in such notice), whereupon:
(a) the Buyers shall cease to have any rights or obligations in relation to each other under this Agreement, provided however that, in consideration of the Buyers entering into this
Agreement and the Bareboat Charter as at the date hereof, the Buyers shall be entitled to retain all Indemnified Expenses and/or fees paid by the Sellers under this Agreement and the other Leasing Documents, and such payment shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Buyers in
3

entering into this Agreement upon the terms and conditions contained herein and shall therefore be paid as compensation by the Sellers and shall therefore be paid as compensation to the Buyers and it is acknowledged by the Sellers to be a proportionate amount, having regard to the legitimate interest of the Buyers in protecting against the risk of the Sellers failing to perform their obligations under the Bareboat Charter and this
Agreement; and
(b) the Sellers shall be obliged to immediately refund or procure that there be immediately refunded in full to the Buyers, any portion of the Purchase Price remitted or transferred by the Buyers under this Agreement, as at the date of such termination.
CLAUSE 24 PHYSICAL PRESENCE
If there is any change in the flag state from the Flag State at the date of this Agreement and such new Flag State requires the Buyers to register itself and/or have a physical presence or office or be otherwise registered in the jurisdiction of such Flag State, all fees, costs and expenses arising out of or in connection with such registration and/or the establishment and maintenance of such physical presence or office or registration by the Buyers shall be borne by the Sellers.
CLAUSE 25 INDEMNITIES
(a) In consideration of the Buyers entering into this Agreement and the Bareboat Charter as at the date hereof, the Sellers shall indemnify and pay such amounts to the Buyers in respect of all costs, claims, expenses, liabilities, losses, damages and fees (including but not limited to any legal fees, vessel registration and tonnage fees) suffered or incurred by or imposed on the Buyers arising from this Agreement or in connection with the Delivery, registration, purchase and inspection of the Vessel by the Buyers whether prior to, during or after termination of this Agreement or in connection with or resulting from the funding or payment of all or any portion of the Purchase Price on the Remittance Date regardless of whether a Payment Notice has already been issued or not or whether the Vessel is in the possession of or the control of the Sellers, or otherwise or the Delivery Date not taking place after the Payment Notice is issued.
(b) Notwithstanding anything to the contrary herein, the indemnities provided by the Sellers shall be provided in favour of the Buyers and shall continue in full force and effect notwithstanding any breach by the Sellers of the terms of this Agreement or termination of this Agreement by the Buyers pursuant to the terms hereof.
4

CLAUSE 26 NOTICES
Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Agreement shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective addresses:
(A) to the Buyers: c/o BANK OF COMMUNICATIONS FINANCIAL LEASING CO., LTD.
28/F, 333 Luijiazu Ring Road
Pudong New Area
Shanghai 200120
The People’s Republic of China
Attention: FANG Xiuzhi / WANG Changzhen
Email: fang_xz@bocommleasing.com /
wang.changzhen@bocommleasing.com
Fax: +8621 6278 8317
(B) to the Sellers: c/o NAVIOS TANKERS MANAGEMENT INC.
85 Akti Miaouli, 18535, Piraeus, Greece
Attention: Vasiliki Papaefthymiou
Email: vpapaefthymiou@navios.com
Fax: +30 210 41 72 070
or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other.
CLAUSE 27 NO WAIVER OF RIGHTS
(a) No neglect, delay, omission or indulgence on the part of a Party in enforcing the terms and conditions of this Agreement shall prejudice the strict rights of such Party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.
(b) No right or remedy conferred upon a Party by this Agreement shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.
CLAUSE 28 ASSIGNMENT AND TRANSFER
Each of the Buyers and the Sellers may only assign or transfer (whether by novation or otherwise)
their rights and/or obligations under this Agreement, to the extent it may do so under the
Bareboat Charter.
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CLAUSE 29 MISCELLANEOUS
(a) Unless otherwise expressly stated to the contrary in this Agreement, any payment which is due to be made on a day which is not a Business Day shall be made on the following
Business Day instead.
(b) If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
(c) The Sellers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Agreement.
(d) No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act
1999 by a person who is not a party to this Agreement.
(e) This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
CLAUSE 30 GOVERNING LAW AND ENFORCEMENT
(a) This Agreement and any non-contractual obligations arising under or in connection with it, shall be governed by and construed in accordance with English law.
(b) Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration in London in accordance with the
Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 30 (Governing Law and
Enforcement). The arbitration shall be conducted in accordance with the London
Maritime Arbitrators Association (“LMAA”) Terms current at the time when the arbitration proceedings are commenced.
(c) The reference shall be to three (3) arbitrators. A party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen
(14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
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(d) Where the reference is to three arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.
(e) The language of the arbitration shall be English.
CLAUSE 31 DEFINITIONS
Unless otherwise specified hereunder, capitalised terms in this Agreement shall have the same meaning as defined in the Bareboat Charter:
“Availability Period” means the period commencing from the date of this Agreement up to and including the earliest of:
(a) the Delivery Date;
(b) the date on which the Bareboat Charter is repudiated, rescinded, terminated or cancelled pursuant to the terms thereof or otherwise ceases to be valid and enforceable against the parties thereto for any reason whatsoever; and
(c) the Cancelling Date.
“Bareboat Charter” means the bareboat charterparty in respect of the Vessel dated on or about the date hereof and entered into between the Buyers as owners and the Sellers as bareboat charterers.
“Cancelling Date” means 31 December 2019 or such later date as may be agreed by the Buyers acting in their absolute discretion.
“Delivery” means the transfer of the legal and beneficial interest in the Vessel from the Sellers to the Buyers pursuant to the terms of this Agreement.
“Delivery Date” means the date on which Delivery occurs.
“Dispute” shall have the meaning ascribed thereto under Clause 30 (Governing Law and
Enforcement).
“Indemnified Expenses” means any costs, expenses and/or liabilities of the Buyers indemnified by the Sellers under this Agreement.
“Party” means a party to this Agreement.
“Payment Notice” means the notice to be submitted by the Sellers to the Buyers to request for the
Buyers’ payment of the Purchase Price, which shall be in the form set out in Schedule 1.
“Purchase Price” means US$18,120,000.
“Remittance Date” means the date specified in the Payment Notice as the date the Buyers are required to pay the Purchase Price (less the Advance Charterhire and Upfront Fee).
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EXECUTION PAGE
BUYERS
SIGNED )
by )
as an attorney-in-fact )
for and on behalf of )
XIANG T105 HK INTERNATIONAL SHIP LEASE CO., LIMITED )
in the presence of: )
Witness’ signature: )
Witness’ name:
Witness’ address: 28F, 333 Lujiiazui Ring Road, Shanghai )
SELLERS
SIGNED )
by )
as an attorney-in-fact )
for and on behalf of )
ANTIKITHIRA SHIPPING CORPORATION )
in the presence of: )
Witness’ signature: )
Witness’ name: )
Witness’ address: )
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EXECUTION PAGE
BUYERS
SIGNED )
by )
as an attorney-in-fact )
for and on behalf of )
XIANG T105 HK INTERNATIONAL SHIP LEASE CO., LIMITED )
in the presence of: )
Witness’ signature: )
Witness’ name: )
Witness’ address: )
SELLERS
SIGNED STRATIGOULA SAKELLARIOU )
by )
as an attorney-in-fact )
for and on behalf of )
ANTIKITHIRA SHIPPING CORPORATION )
in the presence of: )
Witness’ signature: )
Witness’ name: MARIA FUNG KOSSYFA )
Witness’ address: )
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